UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                             Knockout Holdings, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of securities:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing party:

      (4)   Date filed:

                             KNOCKOUT HOLDINGS, INC.
                             100 W. Whitehall Avenue
                               Northlake, IL 60164

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF STOCKHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

      This Information Statement is furnished by the Board of Directors of Knockout Holdings, Inc., a Delaware corporation (f/k/a United Network Marketing Services, Inc.) (the "Company"), to holders of record of the Company's common stock, $.001 par value per share, at the close of business on *, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform the Company's stockholders of certain action taken by the written consent of the holders of a majority of the Company's voting stock, dated as of February 1, 2005. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

      The action taken by the Company's stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

        THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
       STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL
                              BE DESCRIBED HEREIN.

                                           By order of the Board of Directors:

                                           /s/ John Bellamy
                                           ------------------------------------
                                           John Bellamy
                                           Chief Executive Officer and Chairman
                                           of the Board of Directors

                             KNOCKOUT HOLDINGS, INC.
                             100 W. Whitehall Avenue
                               Northlake, IL 60164

                              INFORMATION STATEMENT

                             Introductory Statement

      Knockout Holdings, Inc. (f/k/a United Network Marketing Services, Inc.) (the "Company," "we," "us," or "our") is a Delaware corporation with its principal executive offices located at 100 W. Whitehall Avenue, Northlake, IL 60164. The Company's telephone number is (708) 273-6900. This Information Statement is being sent to the Company's stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company's outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on February 1, 2005, and will be effective approximately 20 days after the initial mailing of this Information Statement.

      Copies of this Information Statement are being mailed on or before *, 2005 to the holders of record on *, 2005 of the outstanding shares of the Company's common stock, $.001 par value per share ("Common Stock").

                               General Information

      The following action will be taken pursuant to the written consent of a majority of the holders of the Company's voting capital stock, dated February 1, 2005, in lieu of a special meeting of the stockholders:

      1. To amend the Company's certificate of incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 300,000,000 shares;

      2. To amend the Company's certificate of incorporation to effect a reverse stock split of the Company's issued and outstanding shares of Common Stock at a ratio between three for four and one for four; and

      3. To adopt the Company's 2005 Flexible Stock Incentive Plan.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.


      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                               Summary Term Sheet

      On December 28, 2004, the Company entered into an Agreement and Plan of Merger pursuant to which the Company acquired The Knockout Group, Inc. This Summary Term Sheet describes the most important terms of the transaction. However, in order to understand the transaction fully, you should read the entire Information Statement, including the disclosure under "Increase in Authorized Capital Stock" beginning on page 4, and "Description of Business Subsequent to Acquisition of The Knockout Group, Inc." beginning on page 9. We have included page references in parentheses below to direct you to a more complete description of the topics presented in this summary.

Acquisition of The Knockout Group, Inc. (pages 9 to 10)


      o Prior to acquiring The Knockout Group, Inc., the Company was named "United Network Marketing Services, Inc." and the Company had nominal operations.

      o United Network Marketing Services, Inc. had no revenues since its inception in September 1998 and its general and administrative expenses totaled $709,124 through September 30, 2004.

      o In December 2004, the Company determined to seek an acquisition candidate in order to develop business operations.

      o On December 28, 2004, the Company acquired The Knockout Group, Inc., a company in the business of developing, marketing and selling cleaning products, through a reverse merger of The Knockout Group, Inc. with a wholly owned subsidiary of the Company formed for the purpose of completing the transaction.

      o See "Description of Business Subsequent to Acquisition of The Knockout Group, Inc." beginning on page 9 for more information about the business of The Knockout Group, Inc. Please also refer to the financial statements included at the end of this Information Statement.

Merger Consideration (pages 9 to 10)

      o The Company issued 796,568 shares of Series A Preferred Stock to the stockholders of The Knockout Group, Inc. in exchange for all of the issued and outstanding shares of The Knockout Group, Inc.

      o Each share of Series A Preferred Stock will automatically convert into 160 shares of the Company's Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares to complete the conversion. o See "Increase in Authorized Capital Stock" beginning on page 4 for more information about the merger consideration and the terms of the Series A Preferred Stock.

Reasons for the Merger (page 9)

      o United Network Marketing Services, Inc. incurred net losses during each of the preceding six fiscal years since its inception and generated no revenues during those periods. o The Board was not able to identify an attractive business opportunity for United Network Marketing Services, Inc. until it identified The Knockout Group, Inc. o The Knockout Group, Inc. required greater access to capital and liquidity in order to further develop its business operations.


Merger Financing (pages 5 to 6)

      o Subsequent to the merger transaction, the Company sold 116,754 shares of Series B Preferred Stock and warrants to purchase 1,868,064 shares of Common Stock to accredited investors and raised $5,475,000 in gross proceeds.

      o Proceeds from the merger transaction are being used primarily for working capital purposes and to maintain the Company's exclusive license agreement with George Foreman, the two-time World Heavyweight boxing champion, to market the Company's cleaning products.

      o For additional information about merger financing, the terms of the Series B Preferred Stock and warrants and the Company's business see "Increase in Authorized Capital Stock" beginning on page 4, and "Description of Business Subsequent to Acquisition of The Knockout Group, Inc." beginning on page 9.

                   Description of the Company's Capital Stock

      The Company's authorized capital consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 865,000 shares have been designated as Series A Preferred Stock and 135,000 shares have been designated as Series B Preferred Stock. At the close of business on *, 2005, the Company had 12,015,136 shares of Common Stock issued and outstanding, 796,568 shares of Series A Preferred Stock issued and outstanding and 116,754 shares of Series B Preferred Stock issued and outstanding.


      Each share of Series A Preferred Stock and each share of Series B Preferred Stock is convertible into 160 shares of Common Stock of the Company. The Series A Preferred Stock and Series B Preferred Stock will automatically convert into Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that all shares of the Company's outstanding Preferred Stock may be converted into Common Stock. The Company's Common Stock and Preferred Stock vote as a single class, as if the Preferred Stock had been converted into Common Stock. The Company's Common Stock and Preferred Stock are the only classes of its securities outstanding having the right to vote for the election of directors of the Company. Each share of Common Stock entitles its record holder to one vote, and each share of Preferred Stock entitles its record holder to approximately 160 votes.

                      INCREASE IN AUTHORIZED CAPITAL STOCK


      On February 1, 2005, the holders of a majority of the voting capital stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to replace Article Fourth in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Certificate of Incorporation, as amended, currently authorizes for issuance 21,000,000 shares consisting of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The approval of the amendment to the Certificate of Incorporation will increase the Company's authorized shares of Common Stock to 300,000,000. As of the record date, the Company had (i) 12,015,136 shares of Common Stock issued and outstanding, (ii) 796,568 shares of Series A Preferred Stock issued and outstanding, and (iii) 116,754 shares of Series B Preferred Stock issued and outstanding.

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

      The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The increase in authorized shares will also enable all of the outstanding Preferred Stock of the Company to automatically convert into Common Stock upon the effectiveness of the amendment to the Company's Certificate of Incorporation. The Company currently has 796,568 shares of Series A Preferred Stock outstanding that will automatically convert into 127,450,880 shares of Common Stock upon effectiveness of the amendment to the Company's Certificate of Incorporation. In addition, the Company currently has 116,754 shares of Series B Preferred Stock outstanding that will automatically convert into 18,680,640 shares of Common Stock upon effectiveness of the amendment to the Company's Certificate of Incorporation.

      The conversion of the outstanding Series A and Series B Preferred Stock will cause immediate and substantial dilution to the equity ownership of the holders of the Company's Common Stock. The net tangible book value of the Company as of September 30, 2005 was negative $899,607, or negative $0.075 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. The Company's net tangible book value per share of Common Stock will be impacted by the Common Stock to be issued upon conversion of the outstanding Series A and Series B Preferred Stock. If we assume the conversion of outstanding Series A and Series B Preferred Stock on September 30, 2005, net tangible book value would have been negative $0.006 per share of Common Stock. Accordingly, the conversion of outstanding Series A and B Preferred Stock on September 30, 2005 would have caused an immediate dilution to existing common stockholders of $0.069 per share, or a reduction in net tangible book value per share of approximately 92%. The following table illustrates the per share dilution:

        Net tangible book value per share at September 30, 2005         $(0.075)

        Net tangible book value per share at September 30, 2005
        (assuming conversion of Series A and B Preferred Stock on
        March 31, 2005)                                                 $(0.006)
                                                                        -------

        Dilution per share to common stockholders                       $(0.069)
                                                                        ========

        Percentage reduction in net tangible book value per share          92.0%
                                                                           =====

      The increase in the authorized number of shares of Common Stock could have a number of additional effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

      Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

      Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

Conversion of Series A Preferred Stock

      On December 28, 2004, the Company entered into an Agreement and Plan of Merger with Knockout Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and The Knockout Group, Inc., whereby Knockout Acquisition Corp. was merged with and into The Knockout Group, Inc. The Knockout Group, Inc. was the surviving entity from the merger and following the merger, The Knockout Group, Inc. became a wholly owned subsidiary of the Company. As consideration for the Merger, the former shareholders of The Knockout Group, Inc. exchanged all of the outstanding Common Stock of The Knockout Group, Inc. for 796,568 shares of Series A Preferred Stock of the Company. Each share of common stock of The Knockout Group, Inc. was exchanged for 1/40th of a share of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock of the Company will automatically convert into 160 shares of Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that all shares of the Company's outstanding Preferred Stock may be converted into Common Stock.

Conversion of Series B Preferred Stock

      On January 17, 2005, the Company completed a private placement to accredited investors of 116,754 shares of Series B Preferred Stock and warrants to purchase 1,868,064 shares of Common Stock, pursuant to which the Company received aggregate gross proceeds of $5,475,000. Each share of Series B Preferred Stock was sold to investors for a per share purchase price of $46.8933. For each share of Series B Preferred Stock purchased investors received warrants to purchase 16 shares of Common Stock. The warrants were exercisable for five years from the date of issuance at a price of $2.25 per share. In July 2005, the Company reduced the exercise price to $0.50 per share and recorded a deemed dividend of approximately $693,000 in connection with the reduction of the exercise price.

      The stated value of the Series B Preferred Stock is $46.8933. While the Series B Preferred Stock is outstanding, the Company is required to pay to the holders of the Series B Preferred Stock dividends equal to 10% of the stated value per annum, subject to adjustment as described below. Dividends are payable quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2005. In the event there are any accrued and unpaid dividends, such dividends will entail a late fee equal to 18% of such accrued and unpaid dividend per annum. In the event that the Series B Preferred Stock has not been redeemed by the Company, cancelled or converted into Common Stock prior to 180 days from the date the Series B Preferred Stock is sold by the Company, the dividend rate will increase to 20% of the stated value per annum. Because the Series B Preferred Stock did not convert into Common Stock in the prescribed time period, commencing in July 2005, the dividend rate of the Series B Preferred Stock was increased to 20%. Due to the increase in the dividend rate, the aggregate annual dividend for all of the outstanding Series B Preferred Stock increased from approximately $548,000 to approximately $1,095,000. As of December 15, 2005, the Company has paid in the aggregate $130,000 of dividends to the holders of the Series B Preferred Stock since the original issue date.

      Upon liquidation, dissolution or winding up of the Company's business, the Series B Preferred Stock ranks senior to (a) the outstanding Series A Preferred Stock, (b) any other class or series of capital stock of the Company whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment, and (c) the Company's Common Stock. Except as otherwise required by law, each holder of Series B Preferred Stock is entitled to vote on all matters submitted to the Company's shareholders and are entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted.

      Immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that the Series B Preferred Stock may be converted into Common Stock, each share of Series B Preferred Stock will automatically convert into a number of fully paid and nonassessable shares of Common Stock equal to the stated value divided by $.2931 (the "Conversion Price"). Other than an exempt issuance, at any time while the Series B Preferred Stock is outstanding, if the Company or any subsidiary of the Company issues any Common Stock or any securities which would entitle the security holder thereof to acquire Common Stock for a per share or conversion or exercise price per share which is less than the Conversion Price, then the Conversion Price will be reduced to such other lower per share price. An "exempt issuance" is defined as the issuance of (a) shares of Common Stock or options to officers, directors, employees or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) securities upon the conversion of any shares of Series B Preferred Stock, (c) securities upon the conversion of any convertible securities, options or warrants issued and outstanding before the issuance of any shares of Series B Preferred Stock, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the Company's business and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

May 2005 Financing

      On May 2, 2005, the Company sold an 11% Senior Secured Note due May 2, 2008 to one accredited investor. The transaction provided us $3,000,000 in gross proceeds.

      The Company must pay interest on the Note at the rate of 11% per annum, payable quarterly. The first 15 months of interest was held in an escrow account to be disbursed as quarterly interest payments become due, and was subsequently released in September 2005 as prepayment of outstanding principal as further described below. After expiration of the first 15 months, the Company has the option to pay interest in shares of Common Stock at a rate equal to 85% of the volume weighted average price of the Common Stock for the 20 trading days immediately prior to the applicable interest payment date. However, payment in shares of Common Stock may only occur if during the 20 trading days prior to the applicable interest payment date certain equity conditions have been met, the payment in shares of Common Stock would not exceed 25% of the trading volume for any of the previous 10 trading days and the Company must have given the holder written notice within 10 trading days of an interest payment date. The equity conditions that must be met are as follows: (a) the Company must have duly honored all redemptions scheduled to occur, if any; (b) all liquidated damages and other amounts owing in respect of the Note must have been paid; (c) there is an effective registration statement permitting the holder to resell all of the shares issuable as payment of principal or interest on the Note; (d) the Company's Common Stock is trading on a national securities exchange, national securities association or the OTC Bulletin Board; (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable to the holder, (f) the Company is not in default under any of the transaction documents; (g) the holder does not beneficially own more than 9.9% of the Company's outstanding Common Stock; and (h) there has been no public announcement of a pending or proposed change of control, acquisition or similar transaction. All overdue and unpaid interest will entail a late fee equal to 20% per annum.

      Beginning 15 months after issuance of the Note, on the first business day of each month the Company must redeem 1/21st of the original principal amount of the Note plus accrued and unpaid interest and any other amounts then owing to the holder under the Note. The monthly redemption amount may be paid in cash or by the issuance of Common Stock at a rate equal to 85% of the volume weighted average price for the 20 trading days immediately prior to the applicable monthly redemption date. The Company must provide the holder 10 trading days prior written irrevocable notice if the Company intends to pay the monthly redemption amount by the issuance of Common Stock. However, payment in shares of Common Stock may only occur if during the 20 trading days prior to the applicable monthly redemption date the above described equity conditions have been met and the payment in shares of Common Stock would not exceed 25% of the trading volume for any of the previous 10 trading days.

      So long as any portion of the Note is outstanding, the Company may not and may not permit any subsidiary to directly or indirectly, without the prior written approval of the holder: (a) incur any indebtedness of any kind other than (i) indebtedness in the ordinary course of business and in an amount less than $25,000 and (ii) indebtedness the net proceeds from which is used to prepay the Note in full; (b) incur any liens of any kind other than in connection with indebtedness the net proceeds from which is used to prepay the Note in full; (c) amend the Company's certificate of incorporation, bylaws or other charter documents to adversely affect the rights of the holder; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire any of the Company's Common Stock, preferred stock or other equity securities; or (e) enter into any agreement with respect to any of the foregoing. Notwithstanding the above covenants, the holder acknowledges that the Company intends to enter into a customary inventory and receivables bank financing and upon receipt of such financing, the holder will negotiate with the Company in good faith and in a timely manner to modify the transaction documents as necessary to permit such financing. While the Note is outstanding, the Company is prohibited from effecting or entering into an agreement to effect any subsequent financing involving a variable rate transaction without the prior written approval of the holder unless the net proceeds from the financing is used to prepay the Note in full.

      The purchase agreement contains a most favored nations provision which provides that any time the Company effects a subsequent financing while the Note is outstanding, the holder may elect, in its sole discretion, to exchange all or some of its Note then held by it for the securities issued in the subsequent financing based on the then outstanding principal amount of the Note plus accrued but unpaid interest and any other fees then owed to the holder, and the effective price at which such securities are sold in such subsequent financing.

      In connection with the issuance of the Company's 16.66% Convertible Notes due Mach 31, 2007 (see "September 2005 Financing" below) in September 2005, the Company entered into a Waiver and Consent Agreement (the "Waiver") with the holder of the Note. Pursuant to the Waiver, the Note was amended to provide for conversion of the principal amount of the Note into shares of the Company's Common Stock at the option of the holder at a conversion price of $0.50 per share, subject to adjustment in the event the Company issues Common Stock at a price less than the then effective conversion price. In addition, funds in the amount of $364,453 which were being held in escrow to pay the first 15 months of interest under the Note were released to the holder as pre-payment of the outstanding principal and the requirement of the Company to hold such interest payments in escrow was deleted. The Company also agreed to reduce the exercise price of 364,720 common stock purchase warrants held by the holder of the Note from $0.50 to $0.30 and to include in such warrants an anti-dilution provision substantially similar to the anti-dilution provisions contained in the amended Note.

      The Waiver further provides for the termination and release of the Note holder's security interest in substantially all of the assets of the Company and for the elimination of the Company's requirement to obtain the consent of the holder of the Note to incur any indebtedness or lien.

      In connection with the Waiver, Kevin Waltzer, a former director of the Company, agreed to transfer to the holder of the Note 18,750 shares of the Company's Series A Preferred Stock owned by Mr. Waltzer, and John Bellamy, Chairman and Chief Executive Officer of the Company, agreed to pledge 62,500 shares of Series A Preferred Stock owned by Mr. Bellamy as security for the Note. The Company has agreed to include the shares of Common Stock issuable upon conversion of the 18,750 shares of Series A Convertible Preferred Stock in the registration statement covering the shares of Common Stock issuable upon conversion of the Note.

September 2005 Financing

      On September 15, 2005, the Company sold 16.66% Senior Convertible Notes due March 31, 2007 (the "16.66% Notes") in the aggregate principal amount of $2.8 million to six accredited institutional investors for an aggregate purchase price of $2.8 million.

      Pursuant to the 16.66% Notes, the principal amount and interest at a rate of 16.66% per annum are payable on March 31, 2007. In addition, any outstanding principal amount and accrued interest on the 16.66% Notes are convertible into shares of the Company's Common Stock at the option of the holder at a conversion price of $0.50 per share, subject to adjustment in the event the Company issues Common Stock at a price less than the then effective conversion price.

      So long as any of the 16.66% Notes are outstanding, the Company may not without the prior consent of the holders of at least 50% of the principal amount of the 16.66% Notes incur any indebtedness of any kind other than: (a) indebtedness existing as of the issuance date of the 16.66% Notes; (b) indebtedness of the Company to its subsidiary; (c) indebtedness arising out of trade accounts payable in the ordinary course of business,;(d) indebtedness arising out of honoring checks, drafts or other similar instruments; (e) indebtedness which is subject and subordinate to the 16.66% Notes; (f) indebtedness arising out of customary inventory and receivable bank financing; and (g) indebtedness the net proceeds of which are used to redeem the 16.66% Notes. The Company also may not without the consent of the holders of the 16.66% Notes modify any term of indebtedness other than to extend the maturity, defer payments, cancel indebtedness or reduce the interest rate or any fees nor prepay any material indebtedness in the form of cash or other assets of the Company.

      In addition, the purchasers of the 16.66% Notes have agreed to guarantee up to $300,000 of the Company's obligations under the Company's 11% Note described above under May 2005 Financing.

      In connection, with the issuance of the 16.66% Notes, Mr. Waltzer agreed to transfer to the purchasers in the aggregate 59,302 shares of the Company's Series A Preferred Stock owned by Mr. Waltzer.

      The Company also entered into a registration rights agreement with the purchasers whereby the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock issuable upon conversion of the 16.66% Notes and the shares of Series A Preferred Stock transferred from Mr. Waltzer. In the event that the registration statement is not declared effective within 120 days of the closing, the Company is required to issue to the holders as liquidated damages 4,166 shares of Common Stock per $50,000 of principal of the 16.66% Notes for each 30 days of such failure.

                              Regulatory Approvals

      The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the acquisition of The Knockout Group, Inc.

  Description of Business Subsequent to Acquisition of The Knockout Group, Inc.

      The Company is currently engaged in the business of selling household cleaning products and automobile cleaning products that are based on a proprietary technology. The Company operates under a license agreement with George Foreman, the two-time World Heavyweight boxing champion. Initial sales of our cleaning products began in August 2004.

      The Company also currently owns a 50% interest in AccessNewAge Corporation, which owns and operates an Internet website that was launched in April 1996. The website offers a large selection of "New Age" information, products and services - most of which are holistic, esoteric, spiritual, metaphysical and/or philosophical in character. AccessNewAge Corporation has never had significant business operations and is not material to the Company's current business.

Organization

      The Company was formed under the laws of the State of Delaware in September 1998 as United Network Marketing Services, Inc. Upon our formation, the Company was a wholly owned subsidiary of United Network Technologies, Inc., a Delaware corporation. In January 1999, all of the Company's issued and outstanding shares were distributed as a dividend to the stockholders of United Network Technologies, Inc. Following the dividend, United Network Technologies, Inc. no longer owned any of the Company's shares. In May 1999, the Company acquired a 50% ownership interest in AccessNewAge Corporation at a cost of $17,000. From the Company's inception in September 1998 until December 28, 2004, the Company generated no revenues and did not have any significant business operations.

Recapitalization and Merger


      On December 28, 2004, the Company acquired The Knockout Group, Inc. ("Knockout") by issuing 796,568 shares of Series A Preferred Stock to the stockholders of Knockout in exchange for all of the issued and outstanding shares of Knockout. As required by Delaware General Corporation Law, the transaction was approved by holders of a majority of the outstanding shares of Common Stock of Knockout. No report, opinion or appraisal materially relating to the acquisition was received from any outside party including, but not limited to: any report, opinion or appraisal relating to the consideration or the fairness of the consideration to be offered to security holders or the fairness of the transaction.

      Prior to the transaction, the Company had no significant operations. Subsequent to completion of the transaction the Company changed its name to Knockout Holdings, Inc. The Company entered into the transaction in order to develop its business operations. Knockout entered into the transaction in order to gain access to greater capital raising resources, to increase liquidity for its stockholders and to further develop its operations. Except for the reverse acquisition, during the past two years there were no negotiations, transactions or material contracts between the Company and Knockout (including subsidiaries of the Company and Knockout and any director, executive officer or officer of the Company and Knockout) or their affiliates concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of Knockout's securities, election of Knockout's directors, or sale or other transfer of a material amount of assets of Knockout. In connection with the reverse acquisition, there was no present or proposed material agreement, arrangement, understanding or relationship between the Company or any of its executive officers, directors, controlling persons or subsidiaries and Knockout or any of its executive officers, directors, controlling persons or subsidiaries.


      For financial reporting purposes, this transaction has been reflected in the accompanying financial statements as a recapitalization of Knockout and the financial statements reflect the historical financial information of Knockout, which was incorporated in Delaware in April 2003. Therefore, for accounting purposes, the shares recorded as issued in the reverse merger are the 8,175,747 shares owned by the Company's shareholders prior to the reverse merger.


      Each share of Series A Preferred Stock will automatically convert into 160 shares of the Company's Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares to complete the conversion.

Background of the Recapitalization and Merger

      In October 2004, John Bellamy, Isaac Horton and Oscar Turner of Knockout met with Duncan Capital Group, LLC ("Duncan") in New York City to discuss potential financings for Knockout. During that initial meeting, Duncan suggested that Knockout merge into a public company. Thereafter, on November 2, 2004, the Board of Directors of Knockout approved retaining Duncan for the purposes of assisting it in connection with a merger with a public company and in connection with potential financing for Knockout.

      Soon thereafter, Duncan informed Knockout that they had identified the Company as a potential candidate for a merger. On November 8, 2004, Messrs. Bellamy, Horton and Turner met with Alan Gelband and Kenneth Levy of the Company to discuss a potential merger. During that meeting, the parties negotiated a potential merger and reached an agreement in principal whereby the then existing shareholders of the Company would retain 5% of the outstanding Common Stock of the Company on a fully diluted basis.

      The merger was approved by the board of directors of Knockout Acquisition Corp. on December 22, 2004 and by the board of directors and shareholders of The Knockout Group, Inc. on December 28, 2004. Following due diligence and completion of the merger documents, on December 28, 2004, the parties entered into the merger agreement.

Knockout's Business

      Knockout markets and sells a line cleaning products that are based on a proprietary technology. Knockout's current product offering includes household and automotive cleaning products. The Knockout business has a limited operating history and operated as a development stage company until August 2004. Pre-launch activities began with initial orders from several major retailers in August 2004. In the third quarter 2005, Knockout implemented its first regional marketing campaign in Southern California, and Knockout expects to implement marketing campaigns in other regions of the United States beginning in 2006.


      Our vision is to build brands that will be category leaders and have premium product positioning in each market segment that we compete. We will provide customers with products that provide efficacy, value, and are environmentally responsible. We will strive to deliver products that:

      o     Exceed customer and consumer expectations;

      o     Create and sustain long term brand equity;

      o     Enrich consumers' well-being and healthy lifestyle;

      o     Protect the environment; and

      o Meet financial objectives and deliver exceptional returns for shareholders.

      While the product offerings of each of our brands will be different, the underlying strategies will be the same:

      Choose the right celebrity spokesperson. We will ensure that the celebrity endorser has the passion and conviction associated with the brand.

      Offer the highest quality branded products. We will incorporate innovations that add value and differentiate our brands from our competitors.

      Develop products that work and are consistent with our mission. Our products will do everything that we say they do and will help make the world a better place. Our products will accomplish this through our environmentally safe technologies.

Knock-Out(R) Cleaning Products

      Our cleaning products are based on two different technologies, an Encapsulation technology and a botanical disinfectant technology. The Knock-Out cleaning product line utilizes a patent pending Encapsulation technology intended for easy removal of dirt, grease, and grime. The cleaning products are intended to be powerful cleaners that are environmentally friendly, contain no harmful ingredients, and function as multiple use products. The ingredients are biodegradable and predominantly water-based. We own the formulas and all related patent applications have been assigned to us by the inventor.

      Our Knock-Out products also include a disinfectant technology using pure plant extracts. With a pH of 7.0, the same as pure water, the formulation is intended to be less corrosive than competing disinfectants. It is approved by the United States Environmental Protection Agency for use on household food contact surfaces when used as directed. It is suitable for use around children and pets.

      Our Knock-Out household cleaning system consolidates up to 20 regular household cleaning products currently used in many households and replaces them with four multi-use products for spot and large surface cleaning. Our current household product offering consists of a Multi-Purpose Cleaner, Streak Free Glass Cleaner, Deep Stain Remover and Super Disinfectant


      In addition to the household products, we have also developed a line of specialty cleaning products for automobiles that includes an Interior Cleaner, an Exterior Cleaner and Polisher, and a Bug Grime and Wheel Cleaner. We plan to initiate the sell-in of our automotive line to retailers in the second quarter of 2006. We believe our products have the same, or greater, cleaning efficacy as current offerings in the market with the added benefit of being non-toxic and environmentally safe. We have presented this product line to aftermarket auto parts retailers controlling more than 10,000 retail locations and expect to ultimately present to retailers controlling more than 20,000 retail locations nationwide. We are in the early stages of this sell-in process, but expect our products to gain initial distribution in many of these stores.

      We believe our Encapsulation technology provides us with the ability to create a broad array of products over the next several years including fruit and vegetable wash, silk plant cleaner and pet shampoo. In March 2005, we introduced a "grill" cleaner at the annual international houseware show in Chicago. In the second half of 2005, we began taking orders and began shipping this product to retailers. We may introduce additional products this year depending upon the success of our current offerings, outcome of certain concept testing and consumer research, and availability of resources.


      We believe there is a growing awareness of the benefits of environmentally safe, non-toxic cleaning products amongst local, state and national government officials. The EPA and several major state officials including the governor of New York have announced intentions to shift procurement practices towards products that are environmentally safe. As such, we believe that this segment represents an excellent marketing opportunity for our products.

      We are currently exploring distribution and marketing opportunities for our cleaning products for use in industrial and commercial applications. Our products are currently being evaluated by several institutional users. While there are no contracts in place currently, we believe our products provide significant benefits versus current competitive offerings. We intend to enhance our product and packaging configurations to meet the needs of these potential customers.

      We currently distribute our products solely in the continental United States. We believe it is important to establish a strong initial presence in the U.S. before considering major international expansion. However, we believe that our celebrity endorser has high name recognition and awareness amongst international consumers. As a result, we intend to explore the possibility of entering into marketing and distribution arrangements for our products in locations outside the United States at a future date.

Product Development

      Our development strategy is related to our Encapsulation technology which we believe provides us with a strategic advantage, in that it gives us the ability to leverage the underlying formulation to create a broad array of products including fruit and vegetable wash, silk plant cleaner, pet shampoo and many other products. We have filed three patent applications with the U.S. Patent and Trademark Office related to our proprietary formulation and concentrate process. We believe we have developed related intellectual property around these areas and intend to file additional patents in the future. If we are granted patents for our initial three filings or additional patents for future filings, we believe this will have a substantial impact on our asset quality and ability to leverage these assets in our marketing activities.

Market

      Household cleaners are found in every home and in a variety of products such as disinfectants, polish, bleach, abrasive powders, detergents, and fabric softeners. While these products are offered for every task, in every room, many can present health risks. Household cleaners can contain hazardous ingredients such as organic solvents and petroleum distillates, exposure to which can result in a variety of physical symptoms including headaches, fatigue, burning eyes, runny nose, and skin rashes. These symptoms can occur immediately or shortly after product use.

      Some ingredients used in household cleaners are known to cause cancer in animals and are suspected of causing cancer in humans. In addition, ingredients in household cleaners may be harmful to unborn children. This is one reason why pregnant women are cautioned to restrict their use of household chemicals.

      o The average American home has 3-10 gallons of hazardous materials. (Source: Children's Health Environmental Coalition)

      o The average household typically uses and stores more than 60 hazardous products, including household cleaners, automotive products, paints, solvents and pesticides. (Source: Seattle Daily Journal of Commerce)

      o In 1999, 2.1 million human poisonings were reported to the poison control centers in the United States. More than 50 percent of the cases involved children under the age of five. (Source: American Association of Poison Control Centers, via Children's Health Environmental Coalition)

      o EPA studies of human exposure to air pollutants indicate that indoor air levels of many pollutants may be 2-5 times and, occasionally, more than 100 times higher than outdoor levels. Cleaning products and other household products are among the many culprits. (Source:
            EPA)

      o Over 150 chemicals found in the average home have been linked to allergies, birth defects, cancer and psychological abnormalities. (Source: Consumer Product Safety Commission, via www.earthwellness.com)

      We believe consumers are looking for household cleaners that are reliable, effective, easy to use, non-toxic and environmentally friendly. There are only a small number of brands that satisfy this need, but they are generally classified as niche brands and sold over the Internet or in very limited retail distribution. We believe that none of the niche brands have effectively driven awareness of the health and safety issues involved in the use of many household cleaners.

Channels of Distribution

      We currently distribute our products principally through retail and wholesale outlets in the United States. We also intend to sell products through alternate distribution channels including television infomercials, QVC, industrial and governmental markets, and directly to consumers through the Internet. Initially, we plan to sell our cleaning products primarily within the United States and Canada.

      We generate sales through a small, dedicated sales force and a network of independent commissioned sales organizations (brokers). The retail outlets through which we distribute our cleaning products include mass merchandisers, warehouse clubs, drug, hardware and grocery stores, and automotive retailers. Several major retailers have already started stocking our products including Kmart, Kroger, Walgreens and Albertsons. We also have run infomercials for our products, but have not yet contracted with any television channels.

Principal Suppliers

      On July 22, 2004, Knockout entered into an exclusive agreement with Charleston Holdings, LLC, a Delaware limited liability company, in which two directors of the Company own a minority interest, to provide concentrate for some of our products. Under the agreement, Charleston Holdings, LLC transferred ownership to us of the proprietary formula for the concentrate and we granted Charleston Holdings, LLC the exclusive right to provide the concentrate to us. In the event that Charleston Holdings, LLC identifies an application for the proprietary formula that we are not interested in pursuing, Charleston Holdings, LLC may sell the formula for such use with our express written approval. In such event, Charleston Holdings, LLC will pay us a royalty of $0.20 for each gallon of ready to use product containing the proprietary formulation.

      If Charleston Holdings, LLC elects not to manufacture or fails to deliver concentrate to us in the required specification, within 60 days of receipt of a purchase order, we have the option to have a third party manufacturer buy bulk ingredients to mix, bottle and package our products. Should we select this option due to business needs, we must pay Charleston Holdings, LLC $0.20 per gallon of ready to use product produced. The agreement with Charleston Holdings, LLC continues in effect until terminated in accordance with its terms. The agreement may be terminated by us for the following reasons: (a) if Charleston Holdings, LLC defaults in its obligations to procure and maintain insurance; (b) if Charleston Holdings, LLC becomes insolvent, makes an assignment for the benefit of creditors or has a petition in bankruptcy filed for or against it;
(c) if Charleston Holdings, LLC is convicted of a felony related to the manufacture, use or sale of the concentrate formula; or (d) if Charleston Holdings, LLC defaults in the performance of any other obligations under the agreement and the default is not cured within 60 days of receiving written notice from us of such default. The agreement may be terminated by Charleston Holdings, LLC for the following reasons: (a) if we fail to procure and maintain adequate insurance; (b) if we become insolvent, make an assignment for the benefit of creditors or have a petition in bankruptcy filed for or against us;
(c) if we are convicted of a felony related to the manufacture, use or sale of the concentrate formula; (d) if we cease manufacturing, marketing, selling or distributing products that use the concentrate; or (e) if we default in the performance of our obligations under the agreement and the default is not cured within 60 days of receiving written notice of such default from Charleston Holdings, LLC.

      We have a non-exclusive license agreement to market and distribute our botanical disinfectant product, which can only be obtained from a sole provider. The current contract covers a three-year period beginning February 24, 2004 to February 23, 2007. The contract contains certain performance requirements. There can be no assurance that this contract will be renewed or renewed on terms and conditions comparable to the existing agreement.

Manufacturing, Warehousing, and Distribution

      We believe our core competency is in branding, sales and marketing. As such, we have outsourced manufacturing, warehousing and distribution activities to third party vendors. As is typical for companies at our stage of development, in order to maintain operational flexibility, our arrangements with these third party vendors have not been memorialized in definitive agreements. The markets for third party contract manufacturing, warehousing, and distribution services are well developed in the United States. We do not maintain exclusive relationships with any one vendor in these areas.

      Once products are developed or identified, we seek either a patent on the technology or attempt to negotiate exclusive licensing agreements. The manufacturing of our products are then contracted out to third party manufacturers that are certified by the United States Environmental Protection Agency. We are periodically contacted by third party manufacturers seeking contract manufacturing opportunities. As such, we do not maintain exclusive relationships with any one vendor in these areas and believe that there is adequate manufacturing, warehousing, and distribution services capacity to meet our requirements at this time.

Competition

      The market for consumer products is highly competitive. Our products compete with other nationally advertised brands within the household and automotive cleaning categories and with "private label" brands and "generic" non-branded products of grocery chains and wholesale cooperatives. We also compete with similar and alternative products, many of which are produced and marketed by major national enterprises having financial resources substantially greater than ours. Our products compete on price, quality and other benefits to consumers from our proprietary technology. A newly introduced consumer product usually encounters intense competition requiring substantial expenditure for advertising and sales promotion. If a product gains consumer acceptance, it typically requires continuing advertising and promotional support to maintain its relative market position. Since we are an early stage business, our market position is marginal when compared with larger sellers of cleaning products such as Proctor & Gamble and The Clorox Company.

Government Regulation

      Our business is subject to regulation by the United States Environmental Protection Agency, the Food and Drug Administration and the Consumer Product Safety Commission. Most states have agencies that regulate in parallel to these federal agencies. The failure to comply with applicable laws and regulations in these or other areas could subject us to civil remedies, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business. Loss of or failure to obtain necessary permits and registrations could delay or prevent us from meeting current product demand, introducing new products, building new facilities or acquiring new businesses and could adversely affect operating results.

Intellectual Property

      Our cleaning products are the subject of pending patent applications and our disinfectant products are protected by patents that we are licensed to use. We have filed pending patent applications with the USPTO as follows: (1) 1406-002: Method of formulating a cleaning composition in a concentrated form - Serial No.: 10/868,649; (2) 1406-003: A cleaning composition in a concentrated form - Serial No. 10/868,541; and (3) 1406-004: Method of formulating a cleaning composition for use in cleaning - Serial No. 10/868,464

      We own a trademark on the name "Knock-Out" (Registration No. 19804430). This trademark was granted by the U.S. Patent and Trademark Office on June 18, 1996.

      We have applied for trademarks of the names "Knockout" (Serial No. 78355935) and "Encapsulation" (Serial No. 78502945). These trademark applications are pending with the U.S. Patent and Trademark Office.

      Our patents, patent licenses and similar arrangements are material to our business and will be defended against apparent infringements. Our brand names and trademarks are highly important to our business, and we will pursue a course of vigorous action against apparent infringements.

Employees


      As of December 15, 2005, we had 15 full time employees and no part time employees. We consider our relations with our employees to be good.


Properties

      Knockout currently leases its office and warehouse space at 100 W. Whitehall Avenue in Northlake, Illinois. If necessary, Knockout has the opportunity to expand the space, but expects that the space will meet needs for the next three years. The lease is for a term of three years effective as of August 1, 2004. The monthly base rent ranges from $66,720 effective February 1, 2005 to $70,098 effective August 1, 2006. The lease does not have specific renewal provisions. The monthly rent was $37,125 from October 1, 2004 until January 1, 2005. At the expiration of the lease term, Knockout believes it can find an adequate replacement facility if required.

Legal Proceedings

      Knockout is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of the Company's business. None of the Company's directors, officers or affiliates is involved in a proceeding adverse to the Company's business or has a material interest adverse to the Company's business.

                                  Risk Factors

      Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our Common Stock. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our Common Stock to decline, which may cause you to lose all or a part of the money you paid to buy our Common Stock.

Risks Related to Our Business

OUR FINANCIAL STATUS CREATES DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS INFORMATION STATEMENT, AND, IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

      For the nine months ended September 30, 2005, we had revenue of $1,703,851 and we incurred a net loss of $12,640,200, with a net loss available to common stockholders after payment of $1,470,250 in dividends to preferred stockholders of $14,110,450. For the nine months ended September 30, 2004, we had revenue of $298,940 and we incurred a net loss of $4,544,108 available to common stockholders. For the year ended December 31, 2004 and for the period from April 9, 2003 (date of inception) until December 31, 2003, we incurred net losses of $12,574,702 and $1,739,861, respectively. At September 30, 2005, we had a working capital deficiency of $1,371,569 and an accumulated deficit of $26,954,763. As a result of our continuing losses and negative cash flows, our independent registered public accounting firm, BDO Seidman, LLP, issued a "going concern" opinion in connection with their audit of our financial statements for the year ended December 31, 2004. This opinion expressed substantial doubt as to our ability to continue as a going concern. Because of these conditions, we will require additional working capital to develop business operations. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment.

NOT HAVING SUFFICIENT ACCESS TO CAPITAL WOULD PREVENT US FROM MARKETING OR EXPANDING OUR PRODUCT LINE. IN ADDITION, SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL MAY RESULT IN DILUTION TO YOUR OWNERSHIP AND VOTING RIGHTS IN OUR SECURITIES.

      Our business plan contemplates a rapid rollout of our cleaning products through multiple channels, which will require significant capital. We expect our business plan will require approximately $15 million in additional capital over the next 12 to 18 months. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. If we cannot raise the additional capital required to implement our business plan, we will have to discontinue operations. Further additional debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our Common Stock.

OUR AUDITORS HAVE IDENTIFIED SIGNIFICANT DEFICIENCIES IN OUR INTERNAL CONTROLS THAT CONSTITUTE MATERIAL WEAKNESSES IN THE DESIGN AND OPERATION OF OUR INTERNAL CONTROLS, WHICH, IF NOT PROPERLY REMEDIATED COULD RESULT IN MATERIAL MISSTATEMENTS IN OUR FINANCIAL STATEMENTS IN FUTURE PERIODS.

      In connection with our 2004 year-end audit, our independent registered public accounting firm identified three material weaknesses in the design and operation of our internal controls. A material weakness is defined by the Public Company Accounting Oversight Board (United States) as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A significant deficiency is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The material weaknesses identified by our independent registered public accounting firm as of December 31, 2004 were: (1) inadequate preparation of account reconciliations on a timely basis; (2) inadequate controls over the inventory system resulting in errors in inventory costing; and (3) an inadequate system to identify, track and properly record stock compensation. In addition, in connection with the preparation of our quarterly reports on Forms 10-QSB filed August 22, 2005 and November 22, 2005, material weaknesses were identified in our internal controls and procedures relating to the timely preparation of account reconciliations, delegation of authority, formalized review, and analysis and documentation of contracts and transactions. These weaknesses are attributable to the lack of staff with adequate experience, inadequate supervision of financial accounting personnel and the resignation of two chief financial officers during the second and third fiscal quarters of 2005.

      In order to address the deficiencies described above and to improve our internal disclosure and control procedures for future periods, we intend to begin a search for a new chief financial officer and obtain accounting support from an outside consultant to bridge the gap until a permanent chief financial officer is hired. We also will:

      1. perform more detailed monthly and quarterly reconciliations and analysis of all general ledger accounts;

      2. review, select and implement available improvements in information systems for inventory accounting; and

      3.  enhance staffing and training.

These steps will constitute significant changes in internal controls that are reasonable likely to materially affect our internal control over financial reporting. We will continue to evaluate the effectiveness of our disclosure controls and internal controls and procedures on an ongoing basis, and will take further action as necessary. If we are not able to adequately address the material weaknesses in our internal controls, it is possible that a material misstatement of our annual or interim financial statements will not be prevented or detected. Any failure in preventing or detecting a material misstatement of our annual or interim financial results could have a material adverse effect on our stock price and on our results of operations.

IN THE EVENT WE DO NOT ACHIEVE ANTICIPATED OPERATING RESULTS, WE COULD INCUR SIGNIFICANT IMPAIRMENT CHARGES

      Approximately $$3 million of our assets, representing 44% and 56% of our total assets at September 30, 2005 and December 31, 2004, respectively, consist of definite lived intangible assets relating to patents applied for and our licensing agreement with George Foreman. We use a non-discounted cash flow analysis method of assessing impairment of these definite lived intangible assets. Significant management judgment is required in the forecasting of future operating results which are used in the preparation of the projected non-discounted cash flows. Should our actual cash flows generated from these assets not meet our projected cash flows due to such factors as the related products not gaining customer acceptance at the level or within the period of time anticipated, we could incur impairment charges relating to these intangible assets in the future. In addition, should we not be successful in obtaining approval for pending patents, costs associated with these patents would be required to be expensed.

FAILURE TO ACHIEVE MARKET ACCEPTANCE OF OUR PRODUCTS WOULD RESULT IN LACK OF REVENUES.

      Our business is primarily based on a new line of household and automobile cleaning products. There is no assurance that our products will gain wide consumer acceptance or any acceptance. Market acceptance of our products may take a long time. The introduction of a new brand generally requires a minimum of twelve to eighteen months before a new product will receive market acceptance from consumers and retailers. If our products do not gain a sufficient level of consumer acceptance, our revenues could be adversely affected which would have a material impact on our business.

OUR EXCLUSIVE ENDORSEMENT AND LICENSING ARRANGEMENT WITH GEORGE FOREMAN IS SUBJECT TO TERMINATION IN CERTAIN INSTANCES, WHICH COULD RESULT IN A SUBSTANTIAL LOSS OF REVENUES FROM OUR PRODUCTS.

      We have entered into an exclusive endorsement and licensing arrangement with George Foreman, the boxing and marketing personality. Under the terms of this arrangement, we are obligated to make certain minimum payments to Mr. Foreman. Failure to meet these payments would result in a default under the contract. Also, Mr. Foreman reserves the right to terminate the license agreement if John Bellamy ceases to be Chief Executive Officer before November 4, 2006 other than by reason of death or disability. If the license terminates, we would no longer have the right to use name and likeness of Mr. Foreman and would be unable to sell products under the George Foreman label, which we expect to account for substantially all of products in the immediate future. If this were to occur, we could likely experience a substantial loss of revenues from our products.

OUR INABILITY TO OBTAIN PATENTS ON OUR TECHNOLOGY WOULD ADVERSELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS.

      Failure to obtain patents on our Encapsulation technology would adversely affect our ability to market our cleaning products. This technology is the subject of pending patent applications with the U.S. Patent and Trademark Office. If this patent is not granted, it may reduce our ability to effectively market our products in a distinctive manner.

OUR DEPENDENCE ON A SINGLE CELEBRITY FOR MARKETING PURPOSES MAKES THE SUCCESS OF OUR BUSINESS SUBJECT TO THE RISKS OF DEATH OR DISABILITY OF THE CELEBRITY OR CONVICTION OF THE CELEBRITY IN A CIVIL OR CRIMINAL MATTER.

      We are highly dependent upon George Foreman to generate significant awareness for our cleaning brands. Extenuating circumstances and events, including death, illness or civil or criminal penalties filed against Mr. Foreman could have a significant adverse impact on the business. Furthermore, we are subject to risks associated with having our brand identified with a celebrity personality. If consumer views toward Mr. Foreman should significantly change, our brand value could be severely impacted, which could be detrimental to our business.

THE SUCCESS OF OUR ADVERTISING AND MARKETING EFFORTS AND THEIR ABILITY TO PRODUCE SALES FOR THE COMPANY ARE UNCERTAIN.

      Our business is directly affected by the success or failure of our advertising and promotional efforts. Future advertising efforts by us may be costly and may not result in anticipated sales. Failure to realize sufficient revenues from our advertising and promotional expenditures, together with the possible adverse impact on our brand value and inability to gain market share, would have a negative impact on our revenues and results of operations.

INTENSE COMPETITION MAY MAKE IT DIFFICULT OR IMPOSSIBLE TO GENERATE SUFFICIENT DEMAND FOR OUR PRODUCTS TO MAKE A PROFIT.

      We face intense competition from large multinational manufacturers of household and automotive cleaning products as well as smaller specialty manufacturers. Both the household cleaning and automotive cleaning markets are mature markets with modest overall growth anticipated. Large multinational companies with popular brand products control a substantial share of both markets. We compete within these markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Our prospects depend on our ability to increase our market share. An unexpected inability to gain market share or meet our business plan could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, or a failure to price the product competitively, leading to severe downward pressure on the prices of our products. If this occurs, our revenues may be materially adversely affected.

INABILITY TO SATISFY DEMAND FOR OUR PRODUCT WOULD REDUCE OUR ABILITY TO GAIN A FOOTHOLD IN THE MARKET.

      Even if our cleaning products do gain consumer and retail acceptance, there is no assurance that we will be able to successfully meet the market's demand should our manufacturers' capacity become limited or if we do not have sufficient capital to pay manufacturing costs. If we cannot meet the demand for our products, our ability to gain a foothold in the market may be compromised, with consumers turning to other products that are available in sufficient numbers.

IF OUR SUPPLIERS ARE UNABLE TO DELIVER PRODUCT, OUR REVENUES AND ULTIMATELY PROFITS WOULD BE REDUCED.

      We are highly dependent on third party vendors to manufacture and distribute our cleaning products. The availability of production capacity, fluctuations in the manufacturing yields at third parties' facilities, the cost of raw materials, and quality control of suppliers are all risks. There is no assurance that these vendors or our manufacturers will be able to meet production demands or quality control standards, the failure of which could significantly impact our results of operations.

THE DEPARTURE OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO RUN OUR BUSINESS.

      Our future success is dependent on the personal efforts, performance and abilities of key management, including John Bellamy, our Chairman and Chief Executive Officer, and Dr. Isaac Horton, III, a consultant and our Secretary and our Vice Chairman. Both of these individuals are integral parts of our daily operations. On June 2, 2005, Oscar Turner resigned from his positions as a director, our Chief Financial Officer, Principal Accounting Officer and Treasurer, and on June 21, 2005, Ahmed Shaikh resigned from his position as our Chief Operating Officer. On June 2, 2005, we hired Richard S. Han as Chief Financial Officer and Mr. Han subsequently resigned on October 27, 2005. Mr. Bellamy is presently acting as our Principal Financial Officer. On June 21, 2005, we hired David E. Malone as Chief Operating Officer and Mr. Malone subsequently was terminated on December 7, 2005. We do not yet have a replacement for Mr. Malone. To our knowledge, none of our other executive officers currently has any plans to retire or leave our company in the near future. We have an employment agreement with Mr. Bellamy and a consulting agreement with Dr. Horton, and we had employment agreements in place for Messrs. Turner, Shaikh, Han and Malone. Further, although we have employment or consulting agreements in place with our key management personnel, as demonstrated by the resignations of Messrs. Turner, Shaikh and Han and the termination of Mr. Malone, such agreements do not ensure that such persons will remain with our company. We do not maintain any key life insurance policies for any of our executive officers or other personnel. The turnover in our Chief Financial Officer position has contributed to existing weaknesses in our disclosure controls and procedures. The loss of other members of our senior management could significantly impact our business until adequate replacements can be identified and put in place.

FAILURE TO MAXIMIZE OR TO SUCCESSFULLY ASSERT OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR COMPETITIVENESS.

      We have patent applications pending and trade secrets, proprietary technology and licensing agreements in place. We believe that implementation of our business plan is highly dependent upon successfully protecting our intellectual property rights. There is no assurance that we will be able to protect these rights if challenged, or that these rights will be effective in enabling us to achieve our objectives.

OUR INABILITY TO MAINTAIN KEY TRADEMARKS OR LICENSES IN EFFECT WOULD ADVERSELY AFFECT OUR BUSINESS.

      We own and use trademarks and operate under a trademark and other license agreements. We believe that these trademarks and licenses have significant value and are instrumental in our ability to create and sustain demand for our products. There is no assurance that these trademarks and licensing agreements will remain in effect and enforceable or that any license agreements, upon expiration, can be renewed on acceptable terms or at all. In addition, any future disputes concerning these trademarks and licenses may cause us to incur significant litigation costs or force us to suspend use of the disputed trademarks.

ACTS OF TERRORISM COULD ADVERSELY AFFECT THE PRODUCTION OR SALE OF OUR PRODUCTS.

      The continued threat of terrorism or heightened security measures in response to an act of terrorism may disrupt commerce and undermine consumer confidence, which could negatively impact demand for our products. Furthermore, such events could interfere with our ability to obtain merchandise from vendors, or substitute suppliers, at similar costs, to meet demand in a timely manner.

Risks Related to Our Common Stock

WE HAVE A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUTSTANDING PREFERRED STOCK AND WARRANTS WHICH WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING COMMON STOCKHOLDERS UPON CONVERSION OR EXERCISE.

      As of December 15, 2005, we had 796,568 shares of Series A Preferred Stock outstanding that will automatically convert into 127,450,880 shares of Common Stock upon effectiveness of an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue to 300,000,000 shares. As of December 15, 2005, we had 116,754 shares of Series B Preferred Stock outstanding that will automatically convert into 18,680,640 shares of Common Stock upon effectiveness of the amendment to our Certificate of Incorporation. On February 1, 2005, holders of a majority of our outstanding voting capital stock acted by written consent and approved the amendment to our Certificate of Incorporation to increase the number of our authorized Common Stock. The amendment to our Certificate of Incorporation will be effective approximately 20 days after the initial mailing of an information statement to our stockholders notifying them of the amendment. As of December 15, 2005, we also had outstanding warrants to purchase 7,050,775 shares of our Common Stock. As of December 15, 2005, we had 12,015,136 shares of Common Stock issued and outstanding. Upon conversion and exercise of the outstanding shares of preferred stock and the outstanding warrants, there will be an estimated 165,202,257 shares of our Common Stock outstanding. Conversion of the outstanding Series A and Series B Preferred Stock and exercise of outstanding warrants will cause immediate and substantial dilution to the existing holder of our Common Stock.

THE LIMITED MARKET FOR OUR COMMON STOCK WILL MAKE OUR STOCK PRICE MORE VOLATILE; THEREFORE YOU MAY HAVE DIFFICULTY SELLING OUR COMMON STOCK.

      The market for our Common Stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our Common Stock is traded on the Over-The-Counter Bulletin Board. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our Common Stock.

FUTURE SALES UNDER RULE 144 MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF EQUITY SECURITIES WHEN NEEDED TO FINANCE OUR CONTINUING OPERATIONS.

      As of December 15, 2005, we had 12,015,136 shares of Common Stock issued and outstanding of which we believe approximately 3,014,063 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. We believe that most if not all of the 12,015,136 issued and outstanding shares of our Common Stock are owned by non-affiliates and have been held for over two years. The sale in the public market of these shares of Common Stock may adversely affect prevailing market prices of our Common Stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

            In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.


      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

           Management's Discussion and Analysis and Plan of Operation

Forward-Looking Statements

      The information in this Information Statement contains forward-looking statements. All statements other than statements of historical fact made in this Information Statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with the financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

Background

      Knockout Holdings, Inc. is a marketing company committed to the development of celebrity products that are safe for human use and environmentally friendly. We are currently engaged in the business of selling cleaning products that are based on a proprietary "encapsulation" technology. We operate under an exclusive license agreement with George Foreman, the two-time world heavyweight boxing champion and sell our products primarily through retail stores throughout the United States. Our product offerings currently consist of household and automotive cleaning products for retail and industrial use. During 2005, we launched a George Foreman "Grill" cleaner as an extension of our product line.

      Formed in April 2003, our wholly owned subsidiary The Knockout Group, Inc., a Delaware corporation, began operations. All of our business operations are through The Knockout Group, Inc. The Knockout Group, Inc. has a limited operating history and operated as a development stage company until August 2004. In August 2004, we received initial orders from several retailers and by year-end 2004 our products were being sold in major retail stores across the country. We are currently developing media and promotional plans to support the sales and marketing of our products.

      From inception through September 30, 2005, Knockout Holdings, Inc. and The Knockout Group Inc. have raised approximately $14.1 million through the issuance of convertible preferred stock and another $8.3 million through the issuance of debt with detachable warrants, including debt convertible into our Common Stock. We have incurred cumulative losses of $27 million through September 30, 2005 and as of September 30, 2005 had cash of $$2,260,418 and negative working capital of $1,371,569.

Critical Accounting Policies and Estimates

      The following are some of the more critical judgment areas in the application of accounting policies that currently affect our financial condition and results of operations.

Use of Estimates

      Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses and related contingent liabilities. On an on-going basis, the Company evaluates its estimates, including those related to stock compensation, future cash flows associated with impairment testing for long-lived assets, and accrued liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

      Revenue is derived primarily from product sales and is recorded net of provisions for discounts, returns, rebates to customers and other adjustments as can be reasonably determined. We recognize revenue when all of the fundamental criteria for revenue recognition have been met; specifically, when the sales price is fixed and determined, title and risk of loss transfer to the customer, and collectibility is reasonably assured. All of these criteria are present at the time of product shipment.

Potential Impairment Charges

      Approximately $3 million of our assets, representing 44% and 56% of our total assets at September 30, 2005 and December 31, 2004, respectively, consist of definite lived intangible assets relating to patents applied for and our licensing agreement with George Foreman. We use a non-discounted cash flow analysis method of assessing impairment of these definite lived intangible assets. Significant management judgment is required in the forecasting of future operating results which are used in the preparation of the projected non-discounted cash flows. Should our actual cash flows generated from these assets not meet our projected cash flows due to such factors as the related products not gaining customer acceptance at the level or within the period of time anticipated, we could incur impairment charges relating to these intangible assets in the future. In addition, should we not be successful in obtaining approval for pending patents, costs associated with these patents would be required to be expensed.

Stock-Based Compensation

      Historically, we have used stock options, warrants and stock grants to attract key employees and to pay for services provided by consultants, advisors and other professional services providers. We will likely continue to use stock based compensation in this manner in future periods. The Company accounts for such stock grants (including grants to employees) in accordance with SFAS 123 - Accounting for Stock Compensation. As required under SFAS 123, stock based compensation expense is determined based on the fair value of the options or warrants granted. We determine fair value by applying the Black-Scholes option-pricing model. Significant assumptions used in calculating fair value by applying a Black-Scholes option pricing model include (1) expected stock price volatility, (2) risk free interest rate, (3) expected dividend rate and (4) the expected option or warrant life. During the year ended December 31, 2004 and the nine months ended September 30, 2005, we granted warrants, options, and Common Stock to employees, directors, investors and consultants for services. The impact of these transactions resulted in non-cash selling, general and administrative expense in the year ended December 31, 2004 of $4.6 million. For the nine months ended September 30, 2005, we incurred compensation expense of $490,000 for stock options granted to employees and consultants, and an expense of $247,000 for warrants and shares issued to consultants in exchange for services provided.

Accounting for Debt Discount

      During 2004 and the nine months ended September 30, 2005, the Company issued both convertible debt and debt with detachable warrants. When debt is issued with detachable warrants, the Company determines the value of these warrants in accordance with a Black-Scholes option pricing model (which requires assumptions as to the expected stock price volatility, risk free interest rate, expected dividend rate and expected warrant life). The value of these warrants is then recorded as a discount on the related debt and amortized as non-cash interest expense over the term of the debt.

      Also, for certain convertible debt issued by the Company, this debt was considered to have a beneficial conversion feature since the fair market value of the Common Stock issuable upon conversion of the debt exceeded the value allocated to the debt on the date of issuance. The difference between the market value of the shares issuable upon conversion and the value allocated to the debt is considered to be the value of the beneficial conversion feature, which is recorded as a discount on the related debt and amortized as non-cash interest expense over the term of the debt.

      As a result debt discounts resulting from both detachable warrants and beneficial conversion features associated with debt issued by the Company during 2004, the Company incurred non-cash interest expense of $983,000 and during the nine months ended September 30, 2005, the Company incurred non-cash interest expense of $166,000. Should we issue detachable warrants with debt financing in the future or issue convertible debt with beneficial conversion features, we may incur similar charges.

Trademarks & Patents

      In consideration for the assignment of the "Encapsulation" trademark and three pending patents, we agreed to pay Dr. Isaac Horton, III, our Secretary and Vice Chairman, a total of $400,000 in cash and 6,524,787 shares of Common Stock of The Knockout Group, Inc, which shares have been exchanged for 40,778 shares of our Series A Preferred Stock. The fair value of these shares was determined to be $1.6 million using a Common Stock price of $0.25 per share. This amount has been recorded as an increase in intangible assets on the Company's consolidated balance sheet. The trademark and patents will be amortized using the straight-line method over estimated useful lives of 20 and 17 years, respectively. In determining useful life of these assets, management considered such factors as the expected period over which these trademarks and patents will generate cash flows for the Company as well as the statutory legal life of such assets. In accordance with FAS 144 - Accounting for the Impairment or Disposal of Long Lived Assets, we use a non-discounted cash flow analysis method of assessing impairment. Should the Company's actual cash flows generated from these assets not meet our projected cash flows, the Company could incur impairment charges on these assets in the future. In addition, should the Company not be successful in obtaining approval for pending patents, costs associated with these patents would be required to be expensed.

Results of Operations

      From our inception at April 9, 2003 to August 2004, we operated as a development stage company. For the nine months ended September 30, 2005 and September 30, 2004, we incurred net losses of $12,640,200 and $4,544,108, respectively. For the years ended December 31, 2004 and 2003, we incurred net operating losses of $12.6 million and $1.7 million, respectively. The losses primarily reflect organizational costs related to the startup nature of the business, product development, production of our household and automotive infomercials, personnel costs, facilities expense, and legal, consulting, and other professional fees. In addition, in 2004 we incurred interest costs of $1 million primarily related to imputed interest on several convertible debt and preferred stock financings (see "Liquidity and Capital Resources").

      Net sales for the nine months ended September 30, 2005 were $1,703,851 with related Cost of Sales of $1,846,664 resulting in a negative Gross Profit of $142,813. The Gross profit margin was negative 8.1% for the period. We expect our gross profit margin to increase in future periods as distribution to new retailers is completed. During 2005, the Company sold certain of its products at reduced margins in order to reduce inventory due to rebranding activities. In addition, in 2005, the Company incurred a charge of approximately $281,000 for certain inventory deemed obsolete due to changes made to the Company's packaging. We had sales of $298,940 for the nine months ended September 30, 2004, The Company became an operating company on August 1, 2004. We generated $679,000 of sales in 2004 and had no sales in the 2003 start up period. Sales in 2004 resulted primarily from initial pre-launch orders from several major retailers. Correspondingly, we generated gross profit of $227,031 in 2004 and no gross profit in the 2003 start up period.

      Selling, General and Administration (SG&A) expenses totaled $9,410,892 for the nine months ended September 30, 2005 compared to $4,589,800 for the nine months ended September 30, 2004. The increase in SG&A was driven primarily by increases in marketing and selling costs, royalty expense, professional fees, and employee related costs. During the nine months ended September 30, 2005, marketing expenses consisted primarily of costs related to spending on consumer research, infomercial production costs, and ad cost and promotional programs initially launched in March 2005. Year over year, the company's number of employees decreased from 23 to 15.

      We incurred SG&A expenses in 2004 of $11.7 million, versus $1.78 million in the 2003 start up period. The increase in 2004 was driven primarily by increases in marketing and payroll expenses of $2.5 million and $6.1 million, respectively. The increase in marketing expenses was related to production of household and automotive infomercials, spending on consumer research, production of television program, and related packaging and product promotional elements. The increase in payroll expense was primarily related to an increase in stock based compensation of $4.6 million paid to employees, consultants, and advisors toward the development and execution of our business plan. The other major increase in expense from 2003 to 2004 was in professional, legal and consulting fees of $0.5 million.

      Net interest expense for the nine months ended September 30, 2005 was $464,394 related primarily to a $1,200,000 principal amount note payable to Galt Enterprises, the Company's $3,000,000 principal amount 11% Senior Secured Note and the Company's $2,800,000 principal amount 16.67% Note. The Company had outstanding debt of $5.4 million at September 30, 2005 with a weighted average interest rate of 13.9%.

      In connection with the Company's issuance of its 16.66% notes in September 2005, the Company amended and restated the notes payable with its 11% note holders. As a result of the significance of the modifications made to this debt, it was determined that the changes made resulted in a debt extinguishment in accordance with EITF 96-19. As a result, the Company recognized a loss on extinguishment of debt in the amount of $2,622,101 which was attributable to (a) the difference between the fair value of the modified debt instrument and the carrying value of the former debt instrument (b) the fair value of preferred stock issued in connection with the debt extinguishment, (c) the incremental increase in the fair value of certain warrants (held by the debt holders) as a result of the reduction in the exercise price of the warrants, and (d) the write-off of deferred financing fees related to the original debt agreement.

      As of September 30, 2005, we incurred dividends on outstanding Series B Preferred Stock of $519,750. As of September 30, 2005, we incurred dividends relating to The Knockout Group, Inc.'s Series C Preferred Stock of $257,500. In addition, on July 12, 2005, the Company amended certain warrants held by preferred shareholders, reducing the exercise price from $2.25 to $0.50 per share. As a result of this repricing, the Company recorded a deemed dividend of approximately $693,000 in the third quarter of 2005. As a result of these items, aggregate preferred stock dividends of $1,470,250 have been recorded increasing the net loss available to common shareholders.

Plan of Operation for the Next Twelve Months

      We believe there is a substantial market for effective, non-toxic, environmentally safe cleaning products. We are completing concept testing of our products and have conducted various focus groups and consumer testing to this extent. Over the next year, management intends to take a number of actions which it believes will enable our business to successfully participate in this growing segment of the cleaning market.. We recently completed a six week momentum marketing campaign and based on the results are developing media and promotional plans to support a regional sales and marketing roll out effort of our products. We plan to formerly re-launch our marketing and media campaign in the first quarter of 2006. The marketing elements will include a combination of retailer and consumer promotional programs, in store merchandising, and Internet marketing. Media activities will include the launch of household and automotive infomercials, release of a news program which highlights the impact of harmful chemicals, and radio and television advertising and public relations activities. An essential element of this campaign is personal appearances by George Foreman on local and national talk shows which began in April 2005. We plan to initiate the sell-in of our automotive line to retailers in the second quarter of 2006. We believe our products have the same, or more cleaning efficacy as current offerings in the market with the added benefit of being non-toxic and environmentally safe. We have presented our product line to aftermarket auto parts retailers controlling more than 10,000 retail locations and expect to ultimately present to retailers controlling more than 20,000 retail locations nationwide. We are in the early stages of this sell-in process. However, we expect our products will gain initial distribution in many of these stores. In addition to our current household and automotive offerings, we believe that our proprietary formulation will enable us to introduce several new products, including a "grill" cleaning solution and a possible line extension. We introduced the grill cleaner at the annual international houseware show in Chicago in March 2005. We began taking orders for this product and began shipping the product to retailers in the second half of 2005. We are currently exploring the attractiveness of certain distribution and marketing arrangements with third parties to enhance distribution of our products.

      We believe there is a growing awareness of the benefits of environmentally safe, non-toxic cleaning products among local, state and national government officials. The EPA and several major state officials have announced intentions to shift procurement practices towards products that are environmentally safe. We believe that this segment represents an excellent marketing opportunity for our products.

      We are also exploring distribution and marketing opportunities for our cleaning products for use in industrial, commercial, and governmental applications. There is no assurance that we will be successful in gaining distribution in these channels, but we believe our products provide significant benefits compared to current competitive offerings.

      We currently distribute our products solely in the continental United States. We believe it is important to establish a strong initial presence in the United States before considering major international expansion. However, we believe our celebrity endorser has high name recognition and awareness among international consumers. As a result, we intend to explore the possibility of entering into marketing and distribution arrangements for our products in locations outside the United States at a future date. There is no assurance that we will be successful in gaining distribution in these markets.

      We have filed three patents with the U.S. Patent and Trademark Office related to our proprietary formulation and concentrate process. We believe we have developed related intellectual property around these areas and intend to file additional patents in the future. If we are awarded patents for the initial three filings or additional patents for future filings, we believe this will have a substantial impact on our asset quality and ability to leverage these assets in our marketing activities. There is no assurance that we will be granted patent rights for current or future filings, or if granted, that such patents will not be contested by others.

Liquidity and Capital Resources

      From our inception in April 2003 through August 2004, the Company operated as a development stage company. The Company has suffered recurring losses from operations and had an accumulated deficit and working capital deficiency at September 30, 2005 and at December 31,2004 that raises substantial doubt about its ability to continue as a going concern as noted in the report of our Independent Registered Public Accounting firm.

      Our ability to continue as a going concern is ultimately dependent on obtaining additional equity capital and substantial sales. Based upon our current cash resources, management believes we have sufficient liquidity to fund operations through April 2006. We expect to need additional financing of $15 million over the next 12 to 18 months. Approximately $4.8 million is required to fund operations through the fiscal year ending December 31, 2006, and we expect to need an additional $9.2 million to fund marketing and advertising initiatives during the same period. We intend to seek outside debt and/or equity financing through private placements to accredited investors. We are also currently exploring various financing alternatives with commercial banks and other financing sources to provide working capital financing to fund expected inventory and receivables growth. We do not currently have any commitments for such financing and there is no assurance that we will be successful in obtaining such funds. If we cannot obtain additional financing, we will have to discontinue operations.

      For the nine months ended September 30, 2005, we used approximately $6,388,000 of cash for operations versus $5,215,731 for the nine months ended September 30, 2004. The increase in cash used for operations is primarily related to an increase in our net loss due to increase in marketing, selling and royalty expenses related to the rollout of the Company's product line, an increase in staffing over the period and increased professional fees.

      Net cash used for investing activities for the nine months ended September 30, 2005 approximated $92,000 versus $425,000 for nine months ended September 30, 2004. The higher level of investing activities in 2004 was primarily related to start up activities.

      For the nine months ended September 30, 2005, the Company had cash flow provided by financing activities of $8,720,150 versus $6,165,945 for the nine months ended September 30, 2004. During 2005, we raised net proceeds of $10,682,542 from the issuance of preferred stock and convertible debt. Payments on notes payable of $1,564,453 and preferred stock dividends of $376,000 were paid for the nine months ended September 30, 2005. Proceeds of $30,141 were generated from the exercise of warrants during 2005 and $52,080. $52,080 was paid on an amount due to a related party.

      During the fiscal year ended December 31, 2004 we used approximately $7 million of cash in operations versus $0.9 million during fiscal 2003. The increase in cash used in operations is primarily due to an increase in our net loss as we incurred increased costs associated with the start-up of our business including product development costs, an increase in personnel, development of product infomercials and increased legal and professional services.

      To date, we have funded our operations primarily by cash provided from financing activities. During 2004, cash provided from financing activities was approximately $8.1 million. $6.7 million of gross proceeds were received in connection with the issuance of preferred stock and issuance costs related to these preferred stock issuances were $0.4 million. The Company received $2.6 million from the issuance of debt and repaid $450,000 of this debt during 2004. In addition, during 2004, the Company repaid $158,000 relating to start-up costs financed by a related party on behalf of the Company prior to the Company's incorporation. These financing transactions are discussed in greater detail below.

      Net cash used in investing activities in 2004 totaled $1.4 million, which consisted of $0.3 million in fixed assets and $1.1 million in patents, trademarks and licensing fees. Total investing activities amounted to $17,280 in 2003.

      During 2003, cash provided from financing activities was approximately $1.2 million. $1.5 million of cash was received from an investor as an advance for a preferred stock offering completed by the Company in 2004. Costs incurred associated with the preferred stock offering during 2003 were $0.05 million. In addition, during 2003, the Company repaid $282,975 relating to start-up costs financed by a related party on behalf of the Company prior to the Company's incorporation.

      Since our inception, we have funded operations from financing sources using a combination of convertible debt and convertible preferred stock. We have also used stock options, warrants, and stock grants to attract key employees, pay for services provided by consultants, advisors and other professional service providers, to acquire intangible assets, and obtain financing. During 2004, to accelerate our business plans, primarily for the purpose of product development, extending our licensing agreement with George Foreman, producing our household and automotive infomercials, market research, and production of inventory, we engaged in a series of financing transactions as described below:

      In February 2004, our wholly owned subsidiary The Knockout Group, Inc. completed a definitive securities purchase agreement with Galt Enterprise Corporation whereby The Knockout Group, Inc. issued 23,644,000 shares of Series A Preferred Stock in exchange for $4.9 million. Kevin Waltzer, a member of our Board of Directors, is the President and owner of Galt Enterprise Corporation. In April 2004, The Knockout Group, Inc. issued Galt Enterprise Corporation warrants to purchase 5,750,000 shares of common stock at $0.28 per share which was subsequently re-priced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, we recorded a non-cash deemed dividend of $1.4 million. We recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to our common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004. On December 20, 2004, the Series A Preferred Stock was converted to 23,644,000 shares of common stock of The Knockout Group, Inc. and the warrants were exercised into 5,750,000 shares of common stock of The Knockout Group, Inc.

      Also, in February 2004, The Knockout Group, Inc. completed a definitive securities purchase agreement with an accredited investor whereby The Knockout Group, Inc. issued 3,956,000 shares of Series B Convertible Preferred stock in exchange for $1.1 million in gross proceeds. In April 2004, The Knockout Group, Inc. issued the Series B Preferred Stockholder warrants to purchase 690,000 shares of The Knockout Group, Inc. common stock at $0.28 per share which was subsequently re-priced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, we recorded a non-cash deemed dividend of $0.2 million. We recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to our common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004. On December 21, 2004, the Series B Preferred Stock of The Knockout Group, Inc. was converted into 3,956,000 shares of common stock of The Knockout Group, Inc. and the warrants were exercised into 690,000 shares of common stock of The Knockout Group, Inc.

      In connection with the issuance of the Series A and B Preferred Stock of The Knockout Group, Inc., we incurred direct issuance costs of $194,010, which were recorded as a reduction of the gross proceeds received.

      In September 2004, The Knockout Group, Inc. entered into two notes payable totaling $1.6 million with Galt Enterprise Corporation. These notes bear interest at a rate of 10% per annum and were initially due on December 23, 2004. In December 2004, Galt Enterprise Corporation agreed to extend the maturity date until the earlier of March 31, 2005 or the date of exercise of certain warrants issued in connection with the reverse merger transaction under which we acquired The Knockout Group, Inc. (see Note 1 to the accompanying audited financial statements). For the year ended December 31, 2004, we incurred interest expense related to these notes of $49,300. In the first quarter of 2005, we paid $450,000 on the outstanding note due to Galt Enterprise Corporation, reducing the balance to $750,000. In connection with these payments, the maturity date of the remaining balance was extended from March 31, 2005 to July 31, 2005. In May 2005, the notes payable to Galt Enterprise Corporation were paid in full.

      In connection with the notes payable, Galt Enterprise Corporation received warrants to purchase up to 1,427,840 shares of common stock of The Knockout Group, Inc. at a price of $0.0005 per share. The warrants were valued at $357,000 using a Black-Scholes option pricing model (see Note 14 to the accompanying audited financial statements). The value of these warrants was recorded as a discount to the note payable and was amortized over the original term of the loan.

      In November 2004, The Knockout Group, Inc. entered into a convertible note with the Taylor Group in the amount of $500,000. This loan accrued interest at a rate of 20% per annum and was scheduled to mature on August 3, 2005. This note was convertible into 1,535,719 shares of common stock at the option of the holder. In connection with the note payable, the note holder received warrants to purchase up to 801,246 shares of common stock of The Knockout Group, Inc. at a price of $0.01 per share. The warrants were valued at $200,000 using a Black-Scholes option pricing model (see Note 14 to the accompanying audited financial statements). The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

      The Taylor Group note payable is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to the note payable on the date of issuance. The difference between the market value of the shares issuable upon conversion and the value allocated to the note payable is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature amounting to $200,000 has also been recorded as a discount to the note payable and was amortized over the term of the loan.

      In December 2004, the note holder elected to convert the note payable of $500,000 and accrued interest of $20,000 into 1,629,191 shares of common stock of The Knockout Group, Inc. and exercised the warrants for 801,246 shares of common stock of The Knockout Group, Inc. at a conversion price of $0.21. At the time of conversion, the remaining unamortized debt discount was charged to interest expense.

      Also, in November 2004, The Knockout Group, Inc. entered into convertible promissory notes with certain investors as a means to provide bridge financing until completion of an offering of Series C Preferred Stock of The Knockout Group, Inc. (see Note 12 to the accompanying audited financial statements). These notes totaled $450,000 and accrued interest at a rate of 10% per annum and were scheduled to mature in May 2005. In connection with the note payable, note holders received warrants to purchase up to 450,000 shares of common stock of The Knockout Group, Inc. at a price of $0.01 per share. The warrants were valued at $113,000 using a Black-Scholes option pricing model. The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

      The convertible promissory notes are considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to these promissory notes on the date of issuance. On the date of issuance, the promissory notes were convertible into 1,800,000 shares of common stock, which at the then current market price of $0.25 per share was worth $450,000. The difference between the market value of the shares issuable upon conversion and the value allocated to the term loan of $337,000 is considered to be the value of the beneficial conversion feature. The beneficial conversion feature is equal to the value of the discount on the note payable of $113, 000. The value of the beneficial conversion feature has also been recorded as a discount to the note payable and was amortized over the term of the loan.

      These notes were convertible at the option of the holder into shares offered in an offering of Series C Preferred Stock of The Knockout Group, Inc. The holders elected to convert the total balance due under these notes of $400,000 into 1.6 million shares of Series C Preferred Stock of The Knockout Group, Inc. We repaid $50,000 of the notes related to this offering and accrued $5,625 in interest expense at December 31, 2004.

      In December 2004, we entered into a securities purchase agreement with a group of accredited investors whereby The Knockout Group, Inc. issued 10,200,000 shares of its Series C Preferred Stock in exchange for $2.55 million in gross proceeds. The Series C Preferred Stock was convertible at a rate of one share of common stock for each share of Series C Preferred Stock (see Note 1 to the accompanying audited financial statements).

      As part of Series C Preferred Stock offering by The Knockout Group, Inc. the company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the common stock issuable upon conversion of Series C Preferred Stock on or before March 28, 2005. If such registration statement is not filed on or before March 28, 2005 or if the registration statement is not declared effective by the Securities and Exchange Commission on or before June 28, 2005 (or July 28, 2005 if the registration statement is reviewed by the Securities and Exchange Commission), then we must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective or (b) the securities may be sold pursuant to Rule 144(k) under the Securities Act of 1933. The registration statement was filed with the Securities and Exchange Commission on May 11, 2005.

      We have recorded offering costs of $291,500 as a reduction of the proceeds from the sale of the Series C Preferred Stock by The Knockout Group, Inc.

      In January 2005, we completed a private placement of 116,754 shares of Series B Preferred Stock, which at the presently effective conversion rate are convertible into 18,680,707 shares of Common Stock, and warrants to purchase 1,868,071 shares of Common Stock. We completed the January 2005 private placement in two closings as follows. On January 10, 2005, we sold an aggregate of 69,624 shares of Series B Preferred Stock and warrants to purchase 1,113,984 shares of Common Stock to 17 accredited investors for aggregate gross proceeds of $3,265,000. On January 17, 2005, we sold an aggregate of 47,130 shares of Series B Preferred Stock and warrants to purchase 754,083 shares of Common Stock to 22 accredited investors for aggregate gross proceeds of $2,210,000. We sold shares of Series B Preferred Stock for a per share purchase price of $46.8933. For each share of Series B Preferred Stock purchased investors received warrants to purchase 16 shares of Common Stock. The warrants were exercisable for five years from the date of issuance at a price of $2.25 per share. On July 12, 2005, the Company reduced the exercise price to $0.50 per share and recorded a deemed dividend of approximately $693,000 in connection with the reduction of the exercise price.

      On May 3, 2005, we completed a private placement of a $3,000,000 11% Senior Secured Note to one accredited investor. The terms of this debt originally called for interest at a rate of 11% with interest payable quarterly. The first fifteen months of interest, totaling $417,000 was placed in escrow and was being disbursed to the holder of the note as quarterly payments become due. The principal on this note is due in monthly installments of approximately $143,000 beginning in August 2006 through May 2008. After expiration of the first 15 months, we have the option to pay interest in shares of Common Stock. In addition, beginning 15 months after issuance of the Note, on the first business day of each month we must redeem 1/21st of the original principal amount of the Note plus accrued and unpaid interest and any other amounts then owing to the holder under the Note. The monthly redemption amount may be paid in cash or by the issuance of Common Stock at a price equal to 85% of the volume-weighted average closing price if, among other things, we are not in default of any provision of the agreement, our stock is traded on a an accredited exchange including the over the counter market, and the number of shares does not exceed 25% of the trading volume for any of the previous 10 trading days.

      As described below, in September 2005, we issued new debt which required the consent of the holder of the 11% Senior Secured Note. As a result, we entered into an amended and restated agreement with the 11% debt holder, which
(1) granted the debt holder the right to convert at its option the principal amount of the note into shares of common stock at a conversion price of $0.50
(2) required funds in the amount of $364,453 which were being held in escrow to pay interest to be released to the debt holder as a pre-payment of the outstanding principal, (3) required one of our shareholders, Kevin Waltzer, to transfer to the debt holder 18,750 shares of Series A preferred stock (4) reduced the exercise price of 364,720 warrants to purchase common stock from $0.50 to $0.30 and (5) terminated the 11% debt holder's security interest in substantially all of our assets.

      On September 15, 2005, we completed a private placement of 16.66% Senior Convertible Notes to six institutional accredited investors in the aggregate principal amount of $2.8 million. The principal amount and interest at a rate of 16.66% per annum are due on March 31, 2007. In addition, any outstanding principal amount and accrued interest on the Notes are convertible into shares of our common stock at the option of the holder at a conversion price of $0.50 per share, subject to adjustment in the event we issue common stock at a price less than the then effective conversion price.

Contractual Obligations

      The following table summarizes our contractual obligations as of September 30, 2005:

                                                                                                       More
                                           Total          One Year       Years 1-3      Years 3-5      than 5 Years
                                           ------         --------       ---------      ---------      ------------
Long Term Lease Obligation (a)             $ 1,525,067    $  824,083     $  700,983             --              --
Minimum Royalty Payments (b)               $20,500,000    $2,000,000     $4,000,000     $4,000,000     $10,500,000
Long Term Notes Payable:
    11% Senior Secured Note due
       May 2, 2008                          $2,632,500            --     $2,632,500             --              --
    16.66% Convertible Notes due
       Mach 31, 2007                        $2,800,000            --     $2,800,000             --              --
                                           -----------    ----------     ----------     ----------     -----------
Total                                      $27,457,567    $2,824,083    $10,133,483     $4,000,000     $10,500,000


      (a) We currently lease office and warehouse space at 100 West Whitehall Avenue in Northlake, Illinois. Through the remainder of the lease term, our minimum lease payments are as follows:

                                    2005    $205,166
                                    2006    $829,212
                                    2007    $490,689

      (b) On November 4, 2004, our wholly owned subsidiary The Knockout Group, Inc. entered into an eight year, exclusive licensing agreement with George Foreman to represent our George Foreman's Knock Out line of cleaning products worldwide. The agreement has an initial term of five years, with a three-year option term, which requires us to pay a retention bonus of $1.5 million after year five. The minimum annual royalty payments required under the contract are as follows:

                                    Years   1-5      $2,000,000
                                    Year    6        $3,000,000
                                    Year    7        $3,500,000
                                    Year    8        $4,000,000

Off-Balance Sheet Arrangements

      We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE). The consolidation requirements apply to all SPE's in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPE's.

      In December 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment". This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement is effective as of the first reporting period that begins after December 15, 2005. The Company does not expect SFAS 123(R) to have a material impact on its consolidated financial statements as the Company currently accounts for employee options on a fair value basis.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material and requires that such items be recognized as current-period charges regardless of whether they meet the "so abnormal" criterion outlined in ARB No.
43. SFAS No. 151 also introduces the concept of "normal capacity" and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. While the Company is still evaluating the impact of this statement, it does not currently believe it will have a material impact on its consolidated financial statements.

            Market for Common Equity and Related Stockholder Matters.

Market Information

      The Company's Common Stock is currently quoted on the OTC Bulletin Board under the symbol KNOH.OB. For the periods indicated, the following table sets forth the high and low bid prices per share of Common Stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                 Fiscal 2005             Fiscal 2004             Fiscal 2003
                                            -----------------------------------------------------------------------
             Calendar Quarter               High        Low         High        Low         High        Low
             ------------------------------------------------------------------------------------------------------
             First Quarter                  $2.35       $0.92       $0.10       $0.10       $0.07       $0.06
             Second Quarter                 $2.70       $0.97       $0.15       $0.10       $0.10       $0.07
             Third Quarter                  $1.17       $0.56       $0.12       $0.10       $0.10       $0.10
             Fourth Quarter                 --          --          $3.30       $0.10       $0.12       $0.07

Holders

      As of December 15, 2005, our shares of Common Stock were held by approximately 212 stockholders of record. The transfer agent of our Common stock is Continental Stock Transfer and Trust Company.

Dividends

      We have not declared any dividends on our Common Stock to date. We have no present intention of paying any cash dividends on our Common Stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

                               REVERSE STOCK SPLIT

      On February 1, 2005, the holders of a majority of the voting capital stock of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio between three for four and one for four, as determined at the discretion of the Board of Directors to be in the best interests of the Company. The Board of Directors has not made a definitive decision on whether it will effect a reverse stock split or, if it does, the specific ratio of the reverse split. The Board of Directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. The reason for the reverse stock split is to increase the per share stock price in order to meet one of the listing requirements for the American Stock Exchange. Specifically, the American Stock Exchange requires the market price of a company's common stock to equal at least $3.00 before an initial listing. The Company plans to apply for listing its Common Stock on the American Stock Exchange after management believes the Company can satisfy the listing standards. The Company has not yet assessed whether it meets any listing standards and has not determined when it will submit a listing application. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the Common Stock post-reverse stock split will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. The shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All shares of Common Stock post-reverse stock split will have the same par value, voting rights and other rights as the Common Stock, pre-reverse stock split. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

      The reverse stock split will be effectuated by reducing the number of issued and outstanding shares at a ratio between three for four and one for four, as determined at the discretion of the Board of Directors to be in the best interests of the Company. Accordingly, as a result of the reverse stock split and after the increase in the Company's authorized Common Stock described above, the Company will have between 181,390,008 and 260,463,336 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. Except as otherwise described herein, the Company does not currently have any plans for the issuance of the shares of Common Stock for acquisitions or financings. In addition, the reverse stock split has potentially dilutive effects on each of the Company's stockholders. Each of the stockholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

      The reverse stock split will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 158,146,656 (post-conversion) to between 118,609,992 (post-conversion) and 39,536,664 (post-conversion), depending on the ratio of the reverse stock split.

      In addition, commencing with the effective date of the reverse stock split, all outstanding options, warrants and convertible securities entitling the holders thereof to purchase shares of the Company's Common Stock will entitle such holders to receive, upon exercise of their options, warrants or convertible securities, fewer shares of the Company's Common Stock in proportion to the ratio of the reverse stock split, which such holders may purchase upon exercise of their options, warrants or convertible securities. In addition, commencing on the effective date of the reverse stock split, the exercise and conversion price of all outstanding options, warrants and convertible securities will be increased by a multiple in proportion with the reverse stock split.

      The Company believes that the federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

      (i) Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

      (ii) Except as explained in (v) below, the tax basis of the new post-split shares will equal the tax basis of the old pre-split shares exchanged therefore.

      (iii) Except as explained in (v) below, the holding period of the new post-split shares will include the holding period of the old pre-split shares if such pre-split shares were held as capital assets.

      (iv) The conversion of the old pre-split shares into the new post-split will produce no taxable income or gain or loss to the Company.

      (v) The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

      The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

      THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

                       2005 FLEXIBLE STOCK INCENTIVE PLAN

      On February 1, 2005, the holders of a majority of the voting capital stock of the Company approved the 2005 Flexible Stock Incentive Plan (the "2005 Incentive Plan") and authorized 30,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The following is a summary of principal features of the 2005 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2005 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal offices, Knockout Holdings, Inc., 100 W. Whitehall Ave., Northlake, IL 60164.

General

      The 2005 Incentive Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 30,000,000 shares of Common Stock for issuance under the 2005 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

      The 2005 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code.

Purpose

      The primary purpose of the 2005 Incentive Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company, by providing them an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the event that the 2005 Incentive Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Administration

      The 2005 Incentive Plan will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2005 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

      Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least one member of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the 2005 Incentive Plan, subject to certain limitations.

Eligibility

      Under the 2005 Incentive Plan, stock awards and options may be granted to key employees, officers, non-employee directors or consultants of the Company, as provided in the 2005 Incentive Plan.

Terms of Options

      The term of each option granted under the 2005 Incentive Plan shall be contained in a stock option agreement between the optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the 2005 Incentive Plan, including the following:

      (a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2005 Incentive Plan), or in the case of the grant of an ISO to a principal stockholder, not less than 110% of fair market value of such Common Shares at the time such option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such option is granted.

      (b) VESTING. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such option is granted.

      (c) EXPIRATION. The expiration of each option shall be fixed by the Board of Directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the Board of Directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 2005 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such option is granted.

      (d) TRANSFERABILITY. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him or her. No option granted under the 2005 Incentive Plan shall be subject to execution, attachment or other process.

      (e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which options may be granted under the 2005 Incentive Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

      Except as otherwise provided in the 2005 Incentive Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

      (f) TERMINATION, MODIFICATION AND AMENDMENT. The 2005 Incentive Plan (but not options previously granted under the 2005 Incentive Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the 2005 Incentive Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no option shall be granted after termination of the 2005 Incentive Plan. Subject to certain restrictions, the 2005 Incentive Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

Federal Income Tax Aspects of the 2005 Incentive Plan

      THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2005 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2005 STOCK INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

      The 2005 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2005 Incentive Plan.

      If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

      If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

      In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2005 Incentive Plan.

      The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

      The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

      Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2005 Incentive Plan by an affiliate may be re-offered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which our Common Stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                      EQUITY COMPENSATION PLAN INFORMATION

Plan category                        Number of securities     Weighted average        Number of securities
                                     to be issued upon        exercise price of       remaining available for
                                     exercise of              outstanding options,    future issuance under
                                     outstanding options,     warrants and rights     equity compensation plans
                                     warrants and rights                              (excluding securities
                                                                                      reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                               (a)                     (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by security holders                            -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders
                                           4,261,284 *                $0.20                      -0-
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total                                      4,261,284 *                $0.20                      -0-
-----------------------------------------------------------------------------------------------------------------

      * Includes options exercisable at a price of $0.20 per share. The options vest monthly in equal amounts over the first three years following the grant date of December 28, 2004. The options expire on December 28, 2014. Options were issued as follows: 2,498,260 to Oscar Turner, our former Chief Financial Officer, Principal Accounting Officer, Treasurer and Director; 223,100 to Tony Weiss, a Directors; 790,446 to Coleman Peterson, a Director; and 749,478 to Ahmed Shaikh, our former President and former Chief Operating Officer. Due to the resignation of Mr. Turner in June 2005, all of his options were cancelled. Due to the resignation of Mr. Shaikh in June 2005, 614,156 of the options held by Mr. Shaikh were cancelled, and as of September 30, 2005, he holds 135,322 options.

      An aggregate of 500,000 shares of Common Stock were reserved for issuance or available for grant under the 2000 Stock Option Plan. Options granted under the 2000 Stock Option Plan may qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or as non-qualified options. No options are currently outstanding under the 2000 Stock Option Plan. No options were granted during 2004, 2003 or 2002. In connection with our acquisition of The Knockout Group, Inc., this plan is no longer operative.

      On February 1, 2005, our stockholders approved our 2005 Flexible Stock Incentive Plan and authorized 30,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The 2005 Incentive Plan was adopted by and is administered by our Board of Directors. Under the plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended or which are not intended to qualify as Incentive Stock Options thereunder. The 2005 Flexible Stock Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The primary purpose of the 2005 Flexible Stock Incentive Plan is to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve our business, by providing them an opportunity to acquire or increase a direct proprietary interest in our operations and future success. To date, no securities have been issued under the 2005 Flexible Stock Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of December 15, 2005 certain information with respect to the securities beneficially owned by: (i) each of our directors and named executive officers; (ii) each person who owns beneficially more than 5% of our voting stock; and (iii) all directors and executive officers as a group. None of the below persons own any shares of Series B Preferred Stock.

                                                                              Percent of
                                                             Series A         Series A
                                            Percent of       Preferred        Preferred
                      Common Stock          Common Stock     Stock            Stock
Name and Address of   Beneficially Owned    Beneficially     Beneficially     Beneficially     Percent of Vote
Beneficial Owner      (1)                   Owned            Owned            Owned (2)        (3)

Alan Gelband             3,969,640 (4)            33.0%                 0              *             2.5%
750 Third Avenue

New York, NY 10017

John Bellamy            50,199,911 (5)       31.7% (10)       313,749.443          39.4%            31.7%
c/o Knockout                                                         (16)
Holdings, Inc.

100 W. Whitehall
Avenue,
Northlake, IL 60164


Dr. Isaac Horton,       16,528,821 (6)       10.5% (11)        103,305.133         13.0%            10.5%

III
c/o Knockout
Holdings, Inc.
100 W. Whitehall
Avenue,
Northlake, IL 60164

Kevin Waltzer           30,821,840 (7)       19.5% (12)       192,636.500          24.2%            19.5%
c/o Knockout                                                         (17)
Holdings, Inc.

100 W. Whitehall
Avenue,
Northlake, IL 60164

Katie Green             50,199,911 (8)       31.7% (13)        313,749.443         39.4%            31.7%
c/o Knockout                                                          (18)
Holdings, Inc.

100 W. Whitehall
Avenue,
Northlake, IL 60164

Galt Enterprise         23,644,000 (9)       15.0% (14)        147,775.000         18.6%            15.0%
Corporation
c/o Knockout
Holdings, Inc.

100 W. Whitehall
Avenue,
Northlake, IL 60164

All Executive               66,728,732       42.2% (15)        417,054.576         52.4%            42.2%
Officers and
Directors as a Group
(2 persons)

----------------------------------------------------
     * Less than 1%

(1) Applicable percentage ownership is based on 12,015,136 shares of Common Stock outstanding as of December 15, 2005, together with securities exercisable or convertible into shares of Common Stock within 60 days of December 15, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Based on 796,568 shares of Series A Preferred Stock issued and outstanding.

(3) This column discloses the percentage of the person's overall voting power. Each outstanding share of Series A Preferred Stock has 160 votes, each outstanding share of Series B Preferred Stock has 160 votes and each outstanding share of Common Stock has one vote. The Common Stock, Series A Preferred Stock and Series B Preferred Stock vote as a single class. There is no holder of outstanding Series B Preferred Stock who has more than 5% of the overall voting power.

(4) Includes: (a) 3,604,340 shares held by Mr. Gelband's pension plan; and (b) 365,300 shares held by a charitable entity for which Mr. Gelband has voting and investment power.

(5) Includes: (a) 48,359,911 shares of Common Stock issuable upon conversion of 306,624.443 shares of Series A Preferred Stock owned by Mr. Bellamy directly; and (b) 1,840,000 shares of Common Stock issuable upon conversion of 11,500 shares of Series A Preferred Stock owned by Katie Green, Mr. Bellamy's wife.

(6) Includes 16,528,821 shares of Common Stock issuable upon conversion of 103,305.133 shares of Series A Preferred Stock.

(7) Includes: (a) 7,177,840 shares of Common Stock issuable upon conversion of 44,861.500 shares of Series A Preferred Stock owned by Mr. Waltzer directly; and (b) 23,644,000 shares of Common Stock issuable upon conversion of 147,775 shares of Series A Preferred Stock owned by Galt Enterprise Corporation, of which Mr. Waltzer is the President and an owner.

(8) Includes: (a) 1,840,000 shares of Common Stock issuable upon conversion of 11,500 shares of Series A Preferred Stock owned by Katie Green directly, and (b) 49,059,911 shares of Common Stock issuable upon conversion of 306,624.443 shares of Series A Preferred Stock owned by John Bellamy, Ms. Green's husband.

(9) Includes 23,644,000 shares of Common Stock issuable upon conversion of 147,775 shares of Series A Preferred Stock.

(10) Percentage beneficial ownership is calculated based on 158,146,656 shares of Common Stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding Common Stock plus, for each person, any Common Stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of December 15, 2005, Mr. Bellamy beneficially owned 80.7% of our outstanding Common Stock.

(11) Percentage beneficial ownership is calculated based on 158,146,656 shares of Common Stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding Common Stock plus, for each person, any Common Stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of August 9, 2005 Mr. Horton beneficially owned 57.9% of our outstanding Common Stock.

(12) Percentage beneficial ownership is calculated based on 158,146,656 shares of Common Stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding Common Stock plus, for each person, any Common Stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of August 9, 2005 Mr. Waltzer beneficially owned 72.0% of our outstanding Common Stock.

(13) Percentage beneficial ownership is calculated based on 158,146,656 shares of Common Stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding Common Stock plus, for each person, any Common Stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of August 9, 2005 Ms. Green beneficially owned 80.7% of our outstanding Common Stock.

(14) Percentage beneficial ownership is calculated based on 158,146,656 shares of Common Stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock and Series B Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding Common Stock plus, for each person, any Common Stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of August 9, 2005 Galt Enterprises beneficially owned 66.3% of our outstanding Common Stock.

(15) Percentage beneficial ownership is calculated based on 158,146,656 shares of Common Stock outstanding, which assumes conversion in full of our outstanding Series A Preferred Stock. Rules of the Securities and Exchange Commission require percentage ownership to be calculated on the basis of the amount of outstanding Common Stock plus, for each person, any Common Stock that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. In accordance with rules of the Securities and Exchange Commission, as of August 9, 2005 all executive officers, and Directors as a group owned 90.1% of our outstanding Common Stock.

(16) Includes: (a) 302,249.443 shares of Series A Preferred Stock owned by Mr. Bellamy directly; and (b) 11,500 shares of Series A Preferred Stock owned by Katie Green, Mr. Bellamy's wife.

(17) Includes: (a) 44,861.500 shares of Series A Preferred Stock owned by Mr. Waltzer directly; and (b) 147,775 shares of Series A Preferred Stock owned by Galt Enterprise Corporation, of which Mr. Waltzer is the President and an owner.

(18) Includes: (a) 11,500 shares of Series A Preferred Stock owned by Ms. Green directly; and (b) 302,249.443 shares of Series A Preferred Stock owned by John Bellamy, Ms. Green's husband.

      All of the above disclaim any beneficial ownership in shares owned by other family members. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common and Preferred Stock shown as beneficially owned by them.

             Interest of Certain Persons in Matters to Be Acted Upon

      The Company's Directors and executive officers collectively beneficially own 417,054.576 shares of Series A Preferred Stock of the Company. Upon effectiveness of the amendment to the Company's Certificate of Incorporation described in this Information Statement, such shares will automatically convert into 66,728,732 shares of Common Stock of the Company.

      Except as stated above, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Certificate of Incorporation set forth herein, which is not shared by all other stockholders pro rata, and in accordance with their respective interests.

                         Dissenters' Rights of Appraisal

      Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendments to the Company's Certificate of Incorporation described in this Information Statement. However, under Delaware law, certain stockholders of The Knockout Group, Inc. have the right to dissent from the merger, which was effective December 28, 2004, and to receive payment in cash for the fair value of their shares of The Knockout Group, Inc. instead of the merger consideration. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company the appraisal of such holder's shares. If a stockholder does not demand appraisal of his or her shares in writing within 20 days after the date of mailing this Information Statement, such stockholder will have waived any appraisal rights that he or she may be entitled. Stockholders of The Knockout Group, Inc. electing to demand appraisal of their shares must comply with the provisions of
Section 262 of the Delaware General Corporation Law in order to perfect their rights of appraisal. A copy of the applicable Delaware statute is attached as Appendix A to this Information Statement.

      Ensuring perfection of appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. A stockholder's failure to comply with these procedural rules may result in such stockholder becoming ineligible to pursue appraisal rights.

      Stockholders considering seeking appraisal for their shares should note that the fair value of their shares determined under Section 262 of Delaware law could be more, the same, or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The Delaware Court of Chancery may determine the costs of the appraisal proceeding and allocate them among the parties as the court deems equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such determination or assessment, each stockholder bears its own expenses.

                          Cost of Information Statement

      The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company's Common Stock.

                              Stockholder Proposals

      The Company's Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company's next annual meeting of stockholders must be received at the Company's offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company's information or proxy statement relating to that meeting.

                   Forward-Looking Statements and Information

      This Information Statement includes forward-looking statements. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions. The forward-looking statements are based on management's current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

      You should rely only on the information the Company has provided in this information statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of the document.

              Where You Can Find More Information About the Company

      The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

                                          By Order of the Board of Directors,

Northlake, Illinois                       /s/ John Bellamy
                                          -----------------------------------
*, 2005                                   John Bellamy
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

                                   Appendix A

Delaware General Corporation Law
ss. 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, ss. 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, ss. 24; 57
Del. Laws, c. 148, ss.ss. 27-29; 59 Del. Laws, c. 106, ss. 12; 60 Del. Laws, c.
371, ss.ss. 3-12; 63 Del. Laws, c. 25, ss. 14; 63 Del. Laws, c. 152, ss.ss. 1,
2; 64 Del. Laws, c. 112, ss.ss. 46-54; 66 Del. Laws, c. 136, ss.ss. 30-32; 66
Del. Laws, c. 352, ss. 9; 67 Del. Laws, c. 376, ss.ss. 19, 20; 68 Del. Laws, c.
337, ss.ss. 3, 4; 69 Del. Laws, c. 61, ss. 10; 69 Del. Laws, c. 262, ss.ss. 1-9;
70 Del. Laws, c. 79, ss. 16; 70 Del. Laws, c. 186, ss. 1; 70 Del. Laws, c. 299,
ss.ss. 2, 3; 70 Del. Laws, c. 349, ss. 22; 71 Del. Laws, c. 120, ss. 15; 71 Del.
Laws, c. 339, ss.ss. 49-52; 73 Del. Laws, c. 82, ss. 21.)

                             KNOCKOUT HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Period Ended September 30, 2005:

Consolidated Balance Sheets................................................. F-2

Consolidated Statements of Operations........................................F-3

Statement of Cash Flows..................................................... F-4

Consolidated Statement of Stockholders' Equity.............................. F-5

Notes to Consolidated Financial Statements.................................. F-6

Fiscal Years Ended December 31, 2004 and 2003:

Report of Independent Registered Public Accounting Firm.....................F-11

Consolidated Balance Sheets.................................................F-12

Consolidated Statements of Operations.......................................F-13

Statement of Cash Flows.....................................................F-14

Consolidated Statement of Stockholders' Equity..............................F-15

Notes to Consolidated Financial Statements..................................F-19

                      KNOCKOUT HOLDING, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                              September 30, 2005    December 31, 2004
-----------------------------------------------------------------------------------------------------
Assets

Current Assets
    Cash                                                      $        2,260,418   $           19,837
    Accounts Receivable, net                                              86,217              133,030
    Inventories                                                          819,132            1,802,060
    Prepaid Expenses & other current assets                              114,100               63,684

-----------------------------------------------------------------------------------------------------
Total Current Assets                                                   3,279,867            2,018,611
-----------------------------------------------------------------------------------------------------

Fixed Assets, Net                                                        234,408              280,077

Patents & Trademarks, net of amortization of
    $283,771 and $36,757 at September 30, 2005 and
    December 31 2004, respectively (including                          2,968,259            3,137,629
    $2,103,000 of pending patents at both September 30,
    2005 and December 31, 2004)

Deposits & Other Non-Current Assets                                      267,159              200,848

-----------------------------------------------------------------------------------------------------
Total Assets                                                  $        6,749,693   $        5,637,165
=====================================================================================================

Liabilities & Stockholders' Equity

Current Liabilities
    Accounts Payable                                          $        1,473,896   $        1,938,240
    Accrued Expenses                                                   2,930,682              715,044
    Due to Related Party                                                 246,858              298,938
    Notes Payable                                                             --            1,200,000

-----------------------------------------------------------------------------------------------------
Total Current Liabilities                                              4,651,436            4,152,222
-----------------------------------------------------------------------------------------------------

Convertible Notes Payable, net of unamortized discount
     of $4,295.295 and 0 at September 30, 2005 and
     December 31, 2004, respectively                                      29,605                   --

Stockholders' Equity

    Common Stock - Voting, $0.001, 20,000,000 shares
    authorized 12,015,136 and 8,992,323 issued and
    outstanding respectively                                              12,015                8,992
    Convertible Preferred stock, $0.001 par value,
    1,000,000 shares authorized Series A - 865,000
    shares authorized, 796,568 to be issued
    (liquidation preference of $37,351,000)                                  797                  797
    Series B -  1,000,000 shares authorized, 116,754 to
    be issued (liquidation preference of $5,474,980)                         116
    Additional paid-in capital                                        29,010,487           15,789,717
    Accumulated deficit                                              (26,954,763)         (14,314,563)
-----------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                             2,068,652            1,484,943

-----------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                    $        6,749,693   $        5,637,165
=====================================================================================================
                                                              $               --

         See accompanying notes to the consolidated financial statements

                      KNOCKOUT HOLDING, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                            Three months ended September 30,     Nine months ended September 30,

                                               2005              2004                2005                2004
                                           ---------------------------------------------------------------------
Revenue                                        $ 292,446        $ 298,940          $ 1,703,851         $ 298,940

Cost of Sales                                    548,848          253,248            1,846,664           253,248

----------------------------------------------------------------------------------------------------------------

Gross Margin                                    (256,402)          45,692             (142,813)           45,692

Selling, General and Administrative Expenses
  (inclusive of $ 66,304 and $894,120 of
  charges incurred from related party, in
  2005 and 2004 respectively)                  1,640,074        1,512,778            9,410,892         4,589,800
----------------------------------------------------------------------------------------------------------------

Operating Loss                                (1,896,476)      (1,467,086)          (9,553,705)       (4,544,108)

Loss on extinguishment of debt                 2,622,101                             2,622,101
Interest expense, net                            287,527               --              464,394                --
----------------------------------------------------------------------------------------------------------------

Net Loss                                      (4,806,104)      (1,467,086)         (12,640,200)       (4,544,108)

Preferred Stock Dividend                      (1,094,250)              --           (1,470,250)               --

Net Loss Available to Common Shareholders   $ (5,900,354)     $ (1,467,086)      $ (14,110,450)     $ (4,544,108)
================================================================================================================

Basic and diluted loss per common shares         $ (0.49)            None              $ (1.33)             None
================================================================================================================

Weighted average common shares outstanding    12,015,136             None           10,583,845              None
================================================================================================================

        See accompanying notes to the consolidated financial statements

                             KNOCKOUT HOLDINGS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                               Series A       Series A
                                                                 Common          Common        Preferred      Preferred
                                                                 Shares           Stock         Shares          Stock
----------------------------------------------------------------------------------------------------------------------
Balance at January 1, 2005                                      8,992,323  $       8,992        796,568  $         797

Issuance of Series B Preferred Stock
   (net of issuance costs of $ 354,118)
Shares  and  Warrants Issued for services                           8,750              9

Exercise of warrants                                            3,014,063          3,014

Compensation expense for stock options

Dividends to Preferred Shareholders

Warrants Issued In Connection with Debt Issuance

Cancellation of Warrants issued with Debt

Contribution of preferred stock by shareholders                                                  82,427             82

Preferred Stock Issued in connection with debt                                                   82,427            (82)

Beneficial conversion on convertible debt

Modification of exercise price on warrants

Net loss for the nine months ended September 30, 2005
----------------------------------------------------------------------------------------------------------------------

Balance at September 30, 2005                                  12,015,136         12,015        961,422            797
----------------------------------------------------------------------------------------------------------------------


                                                               Series B       Series B    Additional                      Total
                                                              Preferred      Preferred     Paid in      Accumulated   Stockholders'
                                                                Shares         Stock       Capital        Deficit         Equity
-----------------------------------------------------------------------------------------------------------------------------------

Balance at January 1, 2005                                           --  $          --  $ 15,789,717   $ (14,314,563) $   1,484,943

Issuance of Series B Preferred Stock                            116,754            116     5,130,766                      5,130,882
   (net of issuance costs of $ 354,118)                                                                                           0
Shares  and  Warrants Issued for services                                                    246,928                        246,937

Exercise of warrants                                                                          27,127                         30,141

Compensation expense for stock options                                                       490,000                        490,000

Dividends to Preferred Shareholders                                                         (777,250)                      (777,250)

Warrants Issued In Connection with Debt Issuance                                           1,513,199                      1,513,199

Cancellation of Warrants issued with Debt                                                 (1,513,199)                    (1,513,199)

Contribution of preferred stock by shareholders                                                  (82)                             0

Preferred Stock Issued in connection with debt                                             5,947,281                      5,947,199

Beneficial conversion on convertible debt                                                  2,141,000                      2,141,000

Modification of exercise price on warrants                                                    15,000                         15,000

Net loss for the nine months ended September 30, 2005                                                    (12,640,200)   (12,640,200)
-----------------------------------------------------------------------------------------------------------------------------------

Balance at September 30, 2005                                   116,754            116    29,010,487     (26,954,763)     2,068,652
-----------------------------------------------------------------------------------------------------------------------------------

         See accompanying notes to the consolidated financial statements

                      KNOCKOUT HOLDING, INC. AND SUBSIDIARY
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


Nine months ended September 30, 2005                                   2005           2004
----------------------------------------------------------------------------------------------
Cash Flow From Operating Activities

      Net Loss                                                     $(12,640,200)  $ (4,544,108)
      Adjustments to reconcile net loss to
         net cash used in operating activities                          --                  --
      Depreciation & amortization                                       306,728         25,131
      Provision for obsolete inventory                                  280,577             --
      Amortization of original issue discount                           165,989             --
      Amortization of financing fees                                     99,300             --
      Loss on extinguishment of debt                                  2,622,101             --
      Stock compensation expense                                        490,000             --
      Issuance of shares and warrants in exchange
         for services received                                          246,937             --
      Changes in assets and liabilities
            Accounts receivable                                          46,813       (107,798)
            Inventories                                                 702,351     (1,312,366)
            Prepaid insurance                                           (50,416)      (136,063)
            Other assets                                                 (8,104)       (62,945)
            Accounts payable & Accrued Expenses                       1,350,045        922,418

----------------------------------------------------------------------------------------------
      Net cash used in operating activities                          (6,387,879)    (5,215,731)
----------------------------------------------------------------------------------------------

Cash Flows From Investing Activities

      Purchase of fixed assets                                          (14,026)      (300,668)
      Expenditures for patents and trademarks                           (77,664)      (123,839)

----------------------------------------------------------------------------------------------
      Net cash used in investing activities                             (91,690)      (424,507)
----------------------------------------------------------------------------------------------

Cash Flows From Financing Activities

      Proceeds from issuance of preferred stock                       5,485,000      4,500,000
      Payment on Long Term Debt                                      (1,564,453)            --
      Costs related to issuance of preferred stock                     (354,118)       (56,055)
      Proceeds from Notes Payable                                     5,800,000      1,780,000
      Deferred Financing Charges                                       (248,340)            --
      Payment of amount due to related party                            (52,080)       (58,000)
      Proceeds received from exercise of warrants                        30,141             --
      Payments of preferred stock dividends                            (376,000)            --

----------------------------------------------------------------------------------------------
      Net cash provided by financing activities                       8,720,150      6,165,945
----------------------------------------------------------------------------------------------

Net Increase in Cash                                                  2,240,581        525,707

Cash, at beginning of period                                             19,837        262,654

----------------------------------------------------------------------------------------------
Cash, at end of period                                             $  2,260,418   $    788,361
==============================================================================================

Supplemental Disclosures of Cash Flow Information

            Cash paid during the period for interest               $    186,000   $         --

        See accompanying notes to the consolidated financial statements

                             KNOCKOUT HOLDINGS, INC.
                AND SUBSIDIARIES NOTES TO THE UNAUDITED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF A PRESENTATION

The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of results for the interim periods.

The accompanying consolidated financial statements of Knockout Holdings, Inc. and its wholly-owned subsidiaries (the "Company") have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced operating losses and negative cash flow from operations since inception and currently has an accumulated deficit and negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is ultimately dependent on its ability to obtain additional funding and increase sales to a level that will allow it to operate profitably and sustain positive operating cash flows. There is no assurance that the Company will continue to be successful in obtaining additional funding in the future or improving its operating results. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and are presented in accordance with the requirements of Form 10 QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements

The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2004 contained in the Company's Annual Report on Form 10-KSB. The results of operations for the three and Nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2005.

2. SERIES B CONVERTIBLE PREFERRED STOCK FINANCING

On January 14, 2005, the Company completed an offering of Series B Preferred stock to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated there under. As part of this offering, the Company issued 116,754 shares of Series B Preferred Stock, $.001 par value per share and warrants to purchase up to 1,868,071 shares of the Company's common stock at an exercise price of $2.25 per share, netting proceeds of $5.1 million. On July 12, 2005 the Company amended these warrants, as well as the warrants to purchase 1,020,000 shares of the Company's common stock at an original exercise price of $2.25 per share issued to the investors of Knock Group's Series C Preferred Stock, by reducing the exercise price to $.50 per share. As a result of this repricing, the Company recorded a deemed dividend of approximately $693,000 in the third quarter of 2005.

The stated per share value of the Series B Preferred Stock is $46.8933. Dividends at an initial rate of 10% which increased to 20% in July 2005 are payable quarterly on January 1, April 1, July 1 and October 1. As of September 30, 2005, the Company incurred dividends on the Series B Preferred Stock of $519,750 of which $246,000 was paid prior to September 30, 2005. As the Series B Preferred Stock was not redeemed by Company, cancelled or converted into Common Stock prior to 180 days from the date the Series B Preferred Stock was under the terms of the Series B Preferred Stock agreement, the dividend rate increased to 20% of the stated value per annum. Any accrued and unpaid dividends will entail a late fee equal to 18% per annum.

As part of this offering, the Company agreed to prepare and file with the Securities and Exchange Commission (SEC) a registration statement covering the resale of the Common Stock issuable upon the conversion of Series B preferred Stock and upon exercise of the warrants on or before 90 days after the closing date and to have the registration statement declared effective by the SEC on or before 90 days after the filing of the registration statement (or 120 days if the registration statement is reviewed by the SEC). If the Company fails to file the registration statement timely or have it declared effective timely, it must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective and
(b) the securities may be sold pursuant to Rule 144(k). For the nine months ended September 30, 2005, the Company incurred $115,000 as liquidated damages for failure to file the registration statement timely.

Upon liquidation, dissolution or winding up of the business, the Series B ranks senior to all other series or classes of Knockout preferred or common stock. Immediately after the Company amends its Certificate of Incorporation to increase the number of authorized shares of common stock, each share of Series B will automatically convert into common stock at a conversion rate of 160 shares of common stock for each share of Series B Preferred stock.

The Company has recorded offering costs of $354,118 as a reduction of the proceeds from the sale of the Series B Preferred Stock. In addition, in connection with this transaction, the Company issued 5,547,000 warrants to purchase common shares at various exercise prices ranging from $0.01 to $0.2933 per share to its investment advisor.

In December 2004, Knockout Group completed an offering of Series C Preferred Stock which was converted into common stock of the Knockout Group in December 2004 (and then Series A Preferred Stock of Knockout Holdings, Inc.) in connection with the reverse merger with United Network Marketing Services, Inc. The offering raised $2,550,000 in gross proceeds. Under the terms of this offering, the terms of the Series C offering were adjustable in the event that the Series B investors received more favorable terms with respect to dividends and warrants than those offered to Series C investors. As the original terms of the Series C investment did not provide for warrants, Series C investors were issued a total of 1,020,000 warrants in January 2005 in connection with the Series B financing. As of September 30, 2005, the Company accrued dividends on the Series C Preferred Stock at a rate of 20% per annum and thereby accrued dividends of $257,500 of which $130,000 was paid prior to September 30, 2005.

3. DEBT

a) In September 2004, the Company entered into two notes payable totaling $1.6 million with Galt Ventures Corporation. At December 31, 2004, the outstanding balance on these notes totaled $1,200,000. The notes were scheduled to mature on July 31, 2005. In May 2005, the notes were paid in full.

b) In May 2005, the Company issued a $3,000,000 senior secured note payable to an accredited investor. The terms of this debt originally called for interest at a rate of 11% with interest payable quarterly. The first fifteen months of interest, totaling $417,000 was placed in escrow and was being disbursed to the holder of the note as quarterly payments become due. The principal on this note is due in monthly installments of approximately $143,000 beginning in August 2006 through May 2008.

In conjunction with the issuance of the note, the investor received a five year warrant to exercise up to 700,000 shares of the Company's common stock at a price of $0.01 per share. The warrants valued at $1,513,199 using a Black Scholes option pricing model with the following assumptions:

        Fair value of common stock         $2.17
        Volatility                           100%
        Risk free rate                      3.76%

The value of these warrants was recorded as a discount to the note and will be amortized over the term of the loan using the effective interest method. In August 2005, the holder agreed to allow the Company to cancel these warrants in exchange for 4,375 shares of the Company's Series A Preferred Stock which were contributed to the Company by its Chief Executive Officer, John Bellamy. As the fair value of the preferred shares issued to the debt holder approximated the fair value of the warrants issued, there was no adjustment of the discount to the note originally recorded.

In September 2005, the Company issued new debt which required the consent of the holders of the 11% debt. As a result, the Company entered into an amended and restated agreement with the 11% debt holders, which (1) granted the debt holders the right to convert at their option the principal amount of the note into shares of the Company's common stock at a conversion price of $0.50 (2) required funds in the amount of $364,453 which were being held in escrow to pay interest to be released to the debt holders as a pre-payment of the outstanding principal, (3) required a shareholder of the Company to transfer to the debt holders 18,750 shares of Series A preferred stock (4) reduced the exercise price of 364,720 warrants to purchase common stock from $0.50 to $0.30 and (5) terminated the 11% debt holders' security interest in substantially all of the assets of the Company.

As the modifications to this debt were considered substantial in accordance with the guidance in EITF 96-19, the Company accounted for these modifications as a debt extinguishment and recognized a loss on extinguishment of debt of $2,622,101, which was attributable to (a) the difference between the fair value of the modified debt instrument and the carrying value of the former debt instrument (b) the fair value of the preferred stock issued in connection with the debt extinguishment, (c) the incremental increase in the fair value of the warrants as a result of the reduction in the exercise price, and (d) the write-off of deferred financing fees related to the original debt agreement.

The revised debt agreement was initially recorded at its estimated fair value of $1,525,000 and will be accreted up to its redemption value of $2,635,547 using the effective interest method.

The note is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note exceeded the value allocated to the note on the date of the issuance of the restated and amended notes. On the date of issuance, the note was convertible into 5,271,094 shares of common stock, which at the then current market price of $0.75 per share was worth $3,953,321. The difference between the market value of the shares issuable upon conversion and the value allocated to the Term Loan of $1,525,000 is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature (which is capped at the amount allocated to the debt of $1,525,000) has also been recorded as a discount to the term note and will be amortized over the term of the loan using the effective interest method.

c) On September 12, 2005, the Company issued a 16.66% convertible note for an aggregate principal amount of $2.8 million. Principal and interest are payable in one balloon payment on March 31, 2007. The Company is required to receive consent from at least 50% of the holders to incur any additional indebtedness so long as any of the notes are outstanding.

In connection with the issuance of this debt, a shareholder of the Company contributed 59,302 shares of preferred stock to the Company which were then issued to the 16.66% debt holders. The proceeds received were allocated between the preferred stock and debt based on the relative fair value of the preferred stock and debt. $2,184,000 was allocated to the preferred stock which was recorded as a discount on the note and will be amortized over the term of the loan using the effective interest method.

The note is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note exceeded the value allocated to the note on the date of the issuance. On the date of issuance, the note was convertible into 5,600, 000 shares of common stock, which at the then current market price of $0.75 per share was worth $4,200,000. The difference between the market value of the shares issuable upon conversion and the value allocated to the Term Loan of $616,000 is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature (which is capped at the amount allocated to the debt of $616,000) has also been recorded as a discount to the term note and will be amortized over the term of the loan using the effective interest method.

The Company also entered into a registration rights agreement under which the Company agreed to prepare a registration statement covering the resale of the Company's common stock issuable upon conversion of the notes and shares of Series A Preferred Stock. In the event that the registration statement is not declared effective within 120 days of the closing, the Company is required to issue to the holders as liquidated damages, 4,166 shares of common stock per $50,000 of principal of the notes for each 30 days of such failure.

4. NET LOSS PER SHARE

The Company computes loss per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common stockholders by the weighted average common shares outstanding. Dilutive earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options, warrants, or convertible debt and preferred stock as common stock equivalents because the effect would be anti-dilutive. The following table sets forth the shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock that is not included in the basic and diluted net loss per share available to common stockholders:

                                                              September 30,  September 30,
                                                              2005           2004
==========================================================================================
Shares issuable upon exercise of outstanding options              1,138,458             --
Shares issuable upon exercise of outstanding warrants             7,050,775      6,440,000
Shares issuable upon conversion of preferred stock              146,131,520     61,640,000
Shares issuable upon conversion of convertible debt              10,871,094             --
------------------------------------------------------------------------------------------

Total                                                           165,191,847     68,080,000
==========================================================================================

5. STOCK -BASED COMPENSATION

The Company accounts for stock -based compensations plans under FAS No. 123 Accounting for Stock-Based Compensation (FAS 123) as amended by FAS 148 Accounting for Stock-Based Compensation- Transition & Disclosure (FAS 148). As a result, compensation expense is determined based on the fair value of the options or warrants granted. The Company determines fair value by applying the Black Scholes option pricing model. The Company recognized compensation expense
(gain) for the fair value of stock options granted to employees and consultants of $490,000 and $(470,000) for the nine months and three months ended September 30, 2005, respectively. The gain recognized in the third quarter of 2005 is due to the forfeiture of options by certain individuals who terminated employment with the Company. There was no compensation expense related stock options in the corresponding 2004 period.

6. INVENTORY

Inventories are stated at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market. At September 30, 2005 and December 31, 2004, inventories consisted of the following:

                                   September 30,        Dec. 31
                                   2005                 2004
                -----------------------------------------------
                Raw materials      $     401,334  $     491,891
                Work in process                         109,110
                Finished goods           417,798      1,201,059
                -----------------------------------------------
                Total Inventories  $     819,132  $   1,802,060
                ===============================================

During the third quarter of 2005, the Company incurred a charge of $280,577 for certain inventory deemed obsolete primarily as a result of the Company changing the packaging of its product.

7. EQUITY TRANSACTIONS

a) During 2005, the Company issued 3,014,063 shares of its common stock pursuant to the exercise of warrants to purchase 3,014,063 shares of its common stock. The warrants were exercised at a strike price of $.01 per share, resulting in total proceeds of $30,141.

b) As discussed in Note 3, certain shareholders of the Company contributed a total of 82,427 shares of the Company's Series A Preferred Stock which were then issued in connection with debt issuances by the Company.

c) During the first quarter of 2005, the Company issued warrants to purchase 150,000 shares of its common stock to consultants as compensation for services received. The value of these services were based on the fair market value of the warrants at the time of issuance, which ranged from $1.45 to $1.75 per warrant. The fair market value of the warrants was calculated using a Black-Scholes pricing model. The weighted average price of these warrants was $1.55. The Company recognized total non cash expense of $232,500 related to the issuance of these warrants.

The Company also issued 8,750 shares of common stock to a consultant in exchange for services provided, resulting in expense of $14,437 based on the fair market value of the common stock issued using the quoted market price

See notes 2, 3 and 5 for discussion of the Company's preferred stock transactions and stock based compensation, and equity instruments issued in connection with debt offerings.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Knockout Holdings, Inc.
Northlake, Illinois

We have audited the accompanying consolidated balance sheets of Knockout Holding, Inc. and Subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from April 9, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Knockout Holding, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for the period from April 9, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit and working capital deficiency at December 31, 2004 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
--------------------
    BDO Seidman, LLP

Chicago, Illinois
March 7, 2005

                             KNOCKOUT HOLDING, INC.
                           CONSOLIDATED BALANCE SHEETS

December 31,                                                    2004           2003
---------------------------------------------------------------------------------------
Assets

Current Assets
     Cash                                                  $     19,837    $    262,654
     Accounts Receivable                                        133,030              --
     Inventories                                              1,802,060              --
     Prepaid Insurance                                           63,684              --

---------------------------------------------------------------------------------------
Total Current Assets                                       $  2,018,611    $    262,654
---------------------------------------------------------------------------------------

Fixed Assets, Net                                               280,077          11,780

Patents & Trademarks, Net of amortization of $36,757 and $0 at December 31, 2004 and 2003, Respectively (including $2,103,000 of pending patent
     at December 31, 2004)                                    3,137,629           5,500

Deposits & Other Non-Current Assets                             200,848          56,055

---------------------------------------------------------------------------------------
Total Assets                                               $  5,637,165    $    335,989
---------------------------------------------------------------------------------------

Liabilities & Stockholders' Equity

Current Liabilities
     Accounts Payable                                         1,938,240          33,912
     Accrued Expenses                                           715,044          83,000
     Due to Related Party                                       298,938         456,938
     Notes Payable                                            1,200,000              --

---------------------------------------------------------------------------------------
Total Current Liabilities                                  $  4,152,222    $    573,850
---------------------------------------------------------------------------------------

Advances From Investor                                               --       1,500,000

Commitments

Stockholders' Equity

     Common Stock - Voting, $0.001 and $0.01 par value
     respectively, 20,000,000 and 248,500,000 shares
     authorized respectively, 8,992,323 and 61,640,000
     issued and outstanding respectively
     Preferred stock, $0.001 par value, 1,000,000 shares
     authorized                                                   8,992           2,000
     Series A - 865,000 shares authorized, 796,568 to be
     issued (liquidation preference of $37,351,000)                797
     Additional paid-in capital                              15,789,717              --
     Accumulated deficit                                    (14,314,563)     (1,739,861)
---------------------------------------------------------------------------------------
Total Stockholders' Equity                                 $  1,484,943    $ (1,737,861)

---------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                 $  5,637,165    $    335,989
=======================================================================================

        See accompanying notes to the consolidated financial statements

                             KNOCKOUT HOLDING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR PERIODS ENDED DECEMBER 31, 2004 AND 3003

                                                                               For The Period From
                                                                             April 9, 2003 (Inception)
                                                             For Year Ended           Through
                                                               December 31,        December 31,
                                                                   2004                2003
------------------------------------------------------------------------------------------------------
Revenue                                                        $    679,008        $         --

Cost of Sales                                                       451,977                  --

-----------------------------------------------------------------------------------------------

Grosss Margin                                                  $    227,031        $         --

Selling, General and Administrative Expenses (inclusive of
      $1.1 million and $0.7 million of charges incurred from
      related party, in 2004 and 2003 respectively)              11,743,370           1,739,861
-----------------------------------------------------------------------------------------------

Operating Loss                                                 $(11,516,339)       $ (1,739,861)

Interest Expense                                                  1,058,363                  --

-----------------------------------------------------------------------------------------------
Net Loss                                                       $(12,574,702)       $ (1,739,861)
-----------------------------------------------------------------------------------------------
Preferred Stock Dividend                                         (1,610,000)                 --
-----------------------------------------------------------------------------------------------
Net Loss Available t Common Shareholders                        (14,184,702)         (1,739,861)
===============================================================================================
Basic and diluted loss per common shares                       $      (0.22)       $      (0.03)
===============================================================================================

Weighted average common shares outstanding                       63,727,459          61,640,000
===============================================================================================

See accompanying notes to the consolidated financial statements

                             KNOCKOUT HOLDING, INC.
                             STATEMENT OF CASH FLOWS

                                                                                                     For The Period
                                                                               For Year ended      From April 9, 2003
                                                                                December 31,      (Inception) Through
                                                                                    2004           December 31, 2003
---------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
             Net loss                                                            $(12,574,702)   $       (1,739,861)
             Adjustments to reconcile net loss to net cash used in operating activities
             Depreciation & amortization                                               82,732                    --
             Amortization of deferred financing costs                                   5,924                    --
             Amortization of debt discount                                            983,000                    --
             Issuance of shares and warrants in exchange for services received      4,589,000                    --
             Expenses funded by related party prior to incorporation                       --               739,913
             Changes in assets and liabilities
                  Accounts Receivable                                                (133,030)                   --
                  Inventories                                                      (1,802,060)                   --
                  Prepaid insurance                                                   (63,684)                   --
                  Other Assets                                                       (189,000)                   --
                  Accounts payable                                                  1,504,328                33,912
                  Accrued Expenses                                                    632,044                83,000

---------------------------------------------------------------------------------------------------------------------
             Net cash used in operating activities                               $ (6,965,448)   $         (883,036)
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
             Purchase of fixed assets                                                (314,271)              (11,780)
             Expenditures for patents and trademarks                               (1,137,887)               (5,500)
---------------------------------------------------------------------------------------------------------------------
             Net cash used in investing activities                               $ (1,452,158)   $          (17,280)
---------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
             Proceeds from issuance of common stock                                        --                 2,000
             Proceeds from issuance of preferred stock                              6,680,000             1,500,000
             Costs related to issuance of preferred stock                            (439,455)              (56,055)
             Proceeds from exercise of options                                         10,016                    --
             Proceeds from issuance of debt                                         2,550,000                    --
             Repayment of debt                                                       (450,000)                   --
             Deferred financing fees paid                                             (17,772)                   --
             Repayment of amount due to related party                                (158,000)             (282,975)
---------------------------------------------------------------------------------------------------------------------
             Net cash provided by financing activities                           $  8,174,789    $        1,162,970
---------------------------------------------------------------------------------------------------------------------

Net Increase in Cash                                                                 (242,817)              262,654

Cash, at beginning of period                                                          262,654                    --

---------------------------------------------------------------------------------------------------------------------
Cash, at end of period                                                           $     19,837    $          262,654
=====================================================================================================================

Supplemental Disclosures of Cash Flow Information

             Cash paid during the period for interest
                                                                                          423                    --
             Stock issued as consideration for assignment of
             pending Patents (Related Party, See Note 3)
                                                                                    1,631,000                    --
             Conversion of convertible debt  and accrued
             interest to common stock                                                 520,000

             Conversion of convertible debt to Series C Preferred Stock               400,000                    --

        See accompanying notes to the consolidated financial statements

                             KNOCKOUT HOLDINGS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                 Series A          Series A
                                                                                                 Preferred         Preferred
                                                                 Common         Common            Shares             Stock
                                                                 Shares          Stock          (pre-merger)      (pre-merger)
---------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 2003                                                 --    $           --                --               --

Issuance of common stock to founders                           61,640,000             2,000

Net loss for the nine-months ended December 31, 2003

---------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                     61,640,000    $        2,000                --   $           --

Issuance of Series A Preferred Stock                                                               23,644,000          236,440

Issuance of Series B Preferred Stock

Offering Costs from Series A & B Preferred Stock
 Issuances

Adjust par value of common stock                                                    614,400

Issuance of options to consultants in
 exchange for services provided

Issuance of warrants to consultants in
 exchange for services provided

Issuance of options to employees in exchange for services provided

Warrants and options exercised                                 19,231,366           192,314

Common shares issued to employees                                 625,600             6,256

Common shares issued for patents                                6,524,787            65,248

Warrants issued with notes payable

Beneficial conversion feature on convertible debt

Conversion of Taylor note payable                               1,629,188            16,292

Issuance of Series C Preferred Stock

Conversion of notes payable to Series C Preferred
 Stock

Offering Costs from Series C Preferred Stock

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                         37,800,000           378,000       (23,644,000)        (236,440)

---------------------------------------------------------------------------------------------------------------------------------

Balance at December 28, 2004                                  127,450,941    $    1,274,509                --   $           --

Conversion of common stock to Series A
preferred stock in connection with reverse
merger transaction                                           (127,450,941)       (1,274,509)

Shares issued in reverse merger                                 8,175,747             8,175

Shares issued for services related to the reverse merger          816,576               817

Net loss for the year ended December 31, 2004

---------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                    8,992,323    $        8,992                --   $           --
=================================================================================================================================

                                                             Series A         Series A
                                                             Preferred        Preferred         Series B        Series B
                                                               Shares           Stock           Preferred       Preferred
                                                            (post-merger)   (post-merger)         Stock           Stock
-------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 2003                                                       $           --   $           --  $           --

Issuance of common stock to founders

Net loss for the nine-months ended December 31, 2003

-------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                                                    $           --  $           --

Issuance of Series A Preferred Stock

Issuance of Series B Preferred Stock                                                               3,956,000          39,560

Offering Costs from Series A & B Preferred Stock
 Issuances

Adjust par value of common stock

Issuance of options to consultants in
 exchange for services provided

Issuance of warrants to consultants in
 exchange for services provided

Issuance of options to employees in exchange for services provided

Warrants and options exercised

Common shares issued to employees

Common shares issued for patents

Warrants issued with notes payable

Beneficial conversion feature on convertible debt

Conversion of Taylor note payable

Issuance of Series C Preferred Stock

Conversion of notes payable to Series C Preferred
 Stock

Offering Costs from Series C Preferred Stock

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                                                            (3,956,000)        (39,560)

-------------------------------------------------------------------------------------------------------------------------------

Balance at December 28, 2004                                            --   $           --   $           --  $           --

Conversion of common stock to Series A                             796,568              797
preferred stock in connection with reverse
merger transaction

Shares issued in reverse merger

Net loss for the year ended December 31, 2004

-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                       796,568   $          797   $           --  $           --
===============================================================================================================================

                                                             Series C         Series C        Additional
                                                            Preferred        Preferred          Paid in         Accumulated
                                                              Shares           Stock            Capital           Deficit
-------------------------------------------------------------------------------------------------------------------------------
Balance, April 1, 2003                                                --    $           --   $           --    $           --

Issuance of common stock to founders

Net loss for the nine-months ended December 31, 2003                                                               (1,739,861)

-------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                            --    $           --   $           --    $   (1,739,861)

Issuance of Series A Preferred Stock                                                              4,657,846

Issuance of Series B Preferred Stock                                                              1,066,154

Offering Costs from Series A & B Preferred Stock
 Issuances                                                                                         (194,010)

Adjust par value of common stock                                                                   (614,400)

Issuance of options to consultants in
 exchange for services provided                                                                   1,699,500

Issuance of warrants to consultants in
 exchange for services provided                                                                     620,500

Issuance of options to employees in exchange for
 services provided                                                                                  962,000

Warrants and options exercised                                                                     (182,298)

Common shares issued to employees                                                                   149,744

Common shares issued for patents                                                                  1,565,752

Warrants issued with notes payable                                                                  670,000

Beneficial conversion feature on convertible debt                                                   313,000

Conversion of Taylor note payable                                                                   503,708

Issuance of Series C Preferred Stock                           8,600,000            86,000        2,064,000

Conversion of notes payable to Series C Preferred
 Stock                                                         1,600,000            16,000          384,000

Offering Costs from Series C Preferred Stock                                                       (291,500)

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                       (10,200,000)         (102,000)

-------------------------------------------------------------------------------------------------------------------------------

Balance at December 28, 2004                                          --    $           --   $   13,373,996    $   (1,739,861)

Conversion of common stock to Series A                                                            1,273,713
preferred stock in connection with reverse
merger transaction

Shares issued in reverse merger                                                                      (8,175)

Shares issued for services related to the reverse merger              --                --        1,150,183

Net loss for the year ended December 31, 2004
                                                                                                                  (12,574,702)
-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2004                                          --    $           --   $   15,789,717    $  (14,314,563)
===============================================================================================================================

                                                                Total
                                                            Stockholders'
                                                                Equity
--------------------------------------------------------------------------
Balance, April 1, 2003                                      $           --

Issuance of common stock to founders                                 2,000

Net loss for the nine-months ended December 31, 2003            (1,739,861)

--------------------------------------------------------------------------

Balance, December 31, 2003                                  $   (1,737,861)

Issuance of Series A Preferred Stock                             4,894,286

Issuance of Series B Preferred Stock                             1,105,714

Offering Costs from Series A & B Preferred Stock
 Issuances                                                        (194,010)

Adjust par value of common stock                                        --

Issuance of options to consultants in
 exchange for services provided                                  1,699,500

Issuance of warrants to consultants in
 exchange for services provided                                    620,500

Issuance of options to employees in exchange for
 services provided                                                 962,000

Warrants and options exercised                                      10,016

Common shares issued to employees                                  156,000

Common shares issued for patents                                 1,631,000

Warrants issued with notes payable                                 670,000

Beneficial conversion feature on convertible debt                  313,000

Conversion of Taylor note payable                                  520,000

Issuance of Series C Preferred Stock                             2,150,000

Conversion of notes payable to Series C Preferred
 Stock                                                             400,000

Offering Costs from Series C Preferred Stock                      (291,500)

Conversion of Series A, B, & C Preferred Stock to common
 stock                                                                  --

--------------------------------------------------------------------------

Balance at December 28, 2004                                $   12,908,645

Conversion of common stock to Series A                                  --
preferred stock in connection with reverse merger transaction

Shares issued in reverse merger                                         --

Shares issued for services related to the reverse merger         1,151,000

Net loss for the year ended December 31, 2004                  (12,574,702)

--------------------------------------------------------------------------

Balance at December 31, 2004                                $    1,484,943
==========================================================================

        See accompanying notes to the consolidated financial statements.

                             KNOCKOUT HOLDING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF OPERATIONS AND BASIS OF PRESENTATION

Organization and Business

Knockout Holdings, Inc. ("Knockout" or the "Company") is a strategically integrated marketing company committed to the development of celebrity products that are safe for human use and environmentally friendly.

Knockout is currently engaged in the business of selling cleaning products that are based on a proprietary technology. The Company's cleaning products are the subject of pending patent applications and the Company's disinfectant products are protected by patents which are licensed to the Company. The following patents are pending with the U.S. Patent and Trademark Office: (1) 1406-002:
Method of formulating a cleaning composition in a concentrated form - Serial
No.: 10/868,649; (2) 1406-003: A cleaning composition in a concentrated form - Serial No. 10/868,541; and (3) 1406-004: Method of formulating a cleaning composition for use in cleaning - Serial No. 10/868,464. The company operates under an exclusive license agreement with George Foreman ("Licensor"), the two-time World Heavyweight boxing champion and sells its products primarily through retail stores throughout the U.S. The Company's products currently consist of household and automotive cleaning products for retail and industrial use.

Recapitalization and Merger

On December 28, 2004, United Network Marketing Services, Inc. a Delaware corporation and a publicly traded company with nominal operating activity, acquired The Knockout Group, Inc. by issuing 796,568 shares of Series A preferred stock of United Network Marketing Services to the stockholders of The Knockout Group, Inc. in exchange for all of the issued and outstanding shares of The Knockout Group, Inc. Prior to the transaction, United Network Marketing Services had no significant operations and subsequent to the completion of the transaction changed its name to Knockout Holdings, Inc.

For financial reporting purposes, this transaction has been reflected in the accompanying financial statements as a recapitalization of Knockout Group, Inc. and the financial statements reflect the historical financial information of Knockout Group, Inc., which was incorporated in April 2003. Therefore, for accounting purposes, the shares recorded as issued in the reverse merger are the 8,175,747 shares owned by United Network Marketing Services, Inc. shareholders prior to the reverse merger.

Each share of the post merger Series A Preferred Stock of the Company will automatically convert into 160 shares of common stock of the Company immediately after the Company amends its Certificates of Incorporation to authorize the issuance of a sufficient number of shares to complete the conversion.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through August 2004, the company operated as a development stage company. For the year ended December 31, 2004, the Company incurred a net loss of $12.6 million and for the period from inception to December 31, 2003 the net loss was $1.7 million. Cash used in operating activities was $7.0 million and $0.9 million for the periods ended December 31, 2004 and 2003, respectively. As of December 31, 2004, the company had an accumulated deficit of $14.3 million and a working capital deficiency of $2.1 million. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is ultimately dependent on its ability to obtain additional funding and increase sales to a level that will allow it to operate profitably and sustain positive operating cash flows. In January 2005, the Company received net proceeds of $5.1 million from a Series B Preferred Stock offering. The Company will begin launching its marketing campaign in the second quarter of 2005 and believes there is adequate demand for its products. The Company is also in discussions with commercial banks and other financing sources to provide working capital financing to fund expected inventory and receivables growth. However, there is no assurance that the Company will continue to be successful in obtaining additional funding in the future or improving its operating results. The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Knockout Holdings, Inc. and its wholly-owned subsidiary, The Knockout Group, Inc. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and the related disclosures. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Estimates are used in accounting for, among other items, consumer and trade promotion accruals, stock options, useful lives for assets subject to depreciation and amortization, future cash flows associated with impairment testing for long-lived assets and accrued liabilities.

Revenue Recognition

Revenue is derived primarily from product sales and is recorded net of provisions for discounts, returns, rebates to customers and other adjustments as can be reasonably determined. The Company recognizes revenue when all of the fundamental criteria for revenue recognition have been met. Specifically, the sales price is fixed and determined, title to the product, ownership and risk of loss transfer to the customer, and collectibility is reasonably assured. All of these criteria are present at the time of product shipment.

Cost of Products Sold

Cost of products sold consists primarily of the cost of finished goods purchased directly from third-party manufacturers. Cost of products sold also includes inbound freight costs, internal transfer costs, and warehousing and other shipping and handling activity related to producing products. Shipping and handling costs invoiced to customers are included in net sales.

Selling, General and Administrative

Selling, general and administrative expense primarily includes marketing expenses, including the cost of media, advertising, infomercial production and related costs; selling expenses; research and development costs; administrative and other indirect overhead costs; and other miscellaneous operating items.

The Company has produced infomercials to market its household and automotive product lines. In accordance with SOP 93-7 entitled "Reporting on Advertising Costs.", infomercial production costs have been expensed as incurred.

For the year ended December 31, 2004, the Company recorded media advertising expense of $48,000. There was no media advertising expense in 2003. In addition, for year ended December 31, 2004 and the period from inception to December 31, 2003, the Company recorded research & development expense of $50,000 and $10,000, respectively.

Concentration of Risk

The Company utilizes outside vendors and third party providers to manufacture, warehouse, and distribute its products. The markets for contract manufacturing, warehousing, and order fulfillment are well developed in the U.S. and the Company believes it could readily contract with other providers on comparable terms, with limited, or no disruption to its business.

The company has an exclusive license agreement to market and distribute its botanical disinfectant product, which can only be obtained from a sole provider. The current contract covers a three-year period beginning February 24, 2004 to February 23, 2007. There can be no assurance that this contract will be renewed or renewed on terms and conditions comparable to the existing agreement.

Accounts Receivable

Accounts receivable consist of amounts due to the Company from our normal business activities. When necessary, the Company maintains an allowance for doubtful accounts to reflect the expected uncollectibility of accounts receivable based on past collection history and specific risks identified in the portfolio. After all attempts to collect against the receivable fail, the receivable is written off against the allowance. No allowance for doubtful accounts was deemed necessary at December 31, 2004 and 2003.

Inventory Valuation

Inventories are stated at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary timing differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. In addition, the amounts of future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be fully utilized.

Property and Equipment

Property and equipment consists primarily of office furniture and equipment, computer hardware and software, and product molds. All property and equipment are recorded at cost, which includes the cost of delivery and installation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years.

Trademarks, Patents and Licensing Fee

Intangible assets consist of trademarks, patents and a license agreement related to the Company's Knock-Out(R) branded products. The trademark and pending patents are recorded at acquisition cost, plus legal and other expenses related to their creation. All of the Company's patents totaling $2,103,000 are currently pending approval. The trademark and pending patents are amortized using the straight-line method over estimated useful lives of 20 and 17 years, respectively.

In the fourth quarter of 2004, the Company extended its licensing agreement with licensor for the worldwide use of the licensor's name, approved likeness, and signature. The agreement was extended to an eight-year agreement with an initial term of five years and a three-year option period, which requires the Company to pay a retention bonus of $1.5 million after year five. The agreement provides for an initial payment of $1.0 million, which was paid by the Company at year-end 2004. The initial payment has been capitalized by the Company and is being amortized using the straight-line method over the five-year initial term.

Impairment of Long-Lived Assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows expected to be generated by those assets are less than the carrying amount of those items. The Company's cash flow estimates are based on limited operating history and have been adjusted to reflect management's best estimate of future market and operating conditions. The net carrying values of assets deemed not recoverable are reduced to fair value. The Company's estimates of fair value represent management's best estimates based on industry trends and reference to market rates and transactions.

Stock-Based Compensation

The Company accounts for stock-based compensation plans under FAS No. 123 Accounting for Stock-Based Compensation (FAS 123) as amended by FAS No. 148 Accounting for Stock-Based Compensation -- Transition & Disclosure (FAS 148). As a result, compensation expense is determined based on the fair value of the options or warrants granted. The company determines fair value by applying the Black-Scholes option-pricing model.

Net Loss Per Share

The Company computes loss per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common stockholders by the weighted average common shares outstanding. Dilutive earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options, warrants, or convertible preferred stock as common stock equivalents because the effect would be anti-dilutive.

The following table sets forth the shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock that is not included in the basic and diluted net loss per share available to common stockholders:

December 31,                                                 2004          2003
================================================================================
Shares issuable upon exercise of outstanding options        4,261,284        -
Shares issuable upon exercise of outstanding warrants         925,000        -
Shares issuable upon conversion of preferred stock        127,450,880        -
--------------------------------------------------------------------------------

Total                                                     132,637,164        -
================================================================================

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities ("SPE). The consolidation requirements apply to all SPE's in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPE's.

In December 2004, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment". This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement is effective as of the first reporting period that begins after December 15, 2005. The Company does not expect SFAS 123(R) to have a material impact on its consolidated financial statements as the Company currently accounts for employee options on a fair value basis.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material and requires that such items be recognized as current-period charges regardless of whether they meet the "so abnormal" criterion outlined in ARB No. 43. SFAS No. 151 also introduces the concept of "normal capacity" and requires the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. While the Company is still evaluating the impact of this statement, it does not currently believe it will have a material impact on its consolidated financial statements.

NOTE 3. RELATED PARTY TRANSACTIONS

Advances by Artistic Communication Center

Artistic Communication Center ("ACC"), a multi-media video and audio production company, is principally owned by the Company's Chief Executive Officer, John Bellamy. In 2003, the Company agreed to reimburse Artistic Communication Center for all advertising, marketing, licensing, legal fees, accounting, consulting, product design and development, travel, and other costs paid on behalf of the Company prior to its incorporation in April 2003. These costs amounted to $739,000. The company established a payable to ACC of $739,000 in 2003 and charged it to selling, general and administrative expense. The payable has no maturity date but the Company made payments of $158,000 in 2004 and $282,975 in 2003. The Company's outstanding obligation due to ACC totaled $298,938 and $456,938 on December 31, 2004 and 2003, respectively.

Infomercial Production

The Company retained ACC to produce its household and automotive infomercials for television broadcast. The Company's current contract with ACC provides that ACC will be compensated on the basis of "cost, plus 10%." Through December 31, 2004, the Company has incurred costs related to infomercial production of $1.1 million, of which $0.9 million has been paid. At December 31, 2004, the remaining unpaid balance of $262,000 is included in accrued liabilities.

Occupancy Costs

In addition, ACC occupies space at the Company's 100 W. Whitehall Avenue location and pays monthly rent of $1,211. The monthly rent has been determined based on space utilization and includes ACC's pro rata share of common area costs, insurance, and real estate taxes. Rental income received from ACC has been recorded as a reduction of selling, general, and administrative expenses in the amount of $9,685 for the year ended December 31, 2004.

Patents & Trademarks

In consideration for the assignment of trademarks and pending patents, the Company agreed to pay Dr. Isaac Horton, III, the Company's Vice Chairman, a total of $400,000 as follows: $200,000 by January 15, 2005 and the remaining $200,000 over the following twelve months. In addition, Dr. Horton received 6,524,787 common stock of Knockout Group, Inc. The fair value of these shares of $1.6 million was based on the fair market value of the common stock issued which was determined to be $0.25 per share. This amount has been recorded as an increase in patent assets reflected in the Balance Sheet. As part of his agreement, Dr. Horton agreed not to develop or contribute any intellectual property to any other company, now or in the future, that competes in the "cleaning" products segment.

Dr. Horton acts as a consultant to the Company's executive officers, advising the Company on capital formation, quality control, product development, business strategy, licensing, patent development, and personnel matters. For these consulting services, Dr. Horton received options which were valued at $616,000 using a Black-Scholes pricing model.

Galt Ventures Corporation

Since 1999, Kevin Waltzer, a principal shareholder of the Company and member of the Company's Board of Directors, has been Chairman, CEO, and President of Galt Ventures Corporation (Galt), a company that provides venture capital to development and later stage enterprises. Following the completion of the Merger transaction, Galt controlled approximately 24% of the Company's voting stock. At December 31, 2004, the Company has $1.2 million of notes payable due to Galt.

Charleston Holdings, LLC

Kevin Waltzer, a principal shareholder of the Company and member of the Company's Board of Directors, and David Rights, a shareholder of the Company and member of the Company's Board of Directors, are also minority shareholders in Charleston Holding, LLC, the primary supplier of product concentrate to the Company. Charleston Holdings supplies concentrate to the Company at a fixed priced and under the terms of the agreement, the Company has the right to source the product from other suppliers. During year ended December 31, 2004, the Company purchased raw materials from Charleston Holdings totaling $322,000.

NOTE 4. COMMITMENTS AND CONTINGENCIES

Leases

The Company currently leases office and warehouse space at 100 W. Whitehall Avenue in Northlake, Illinois. The Company occupied the space on a month-to-month basis from April 1, 2004 to July 31, 2004. Subsequently, the lease term was amended to a three-year period beginning August 1, 2004 to July 31, 2007.

During year-end December 31, 2004 and 2003, the Company's total operating lease expense amounted to $331,000 and $23,000 respectively. In addition to the base rent, the Company is responsible for additional rent for common area costs, insurance and real estate taxes. For the remainder of the lease term, the Company's minimum annual base lease payments are as follows:

          2005              $779,392
          2006              $829,212
          2007              $490,689

Minimum Royalty Payments

In November of 2004, The Company entered into an eight year, exclusive licensing agreement with licensor to represent the Company's Knock-Out(R) line of cleaning products worldwide. The agreement is an extension to a prior agreement with licensor and includes an initial term of five years, with a three-year option period, which requires the Company to pay a retention bonus of $1.5 million after year five. The agreement provides for an initial payment of $1.0 million, which was paid by the Company at year-end 2004. The Company is also obligated to make periodic royalty payments to Mr. Foreman based on a percentage of net revenue. Royalty expense was $164,000 in 2004. The minimum annual royalty payments required under the contract are as follows:

        Years 1-5         $2,000,000
        Year  6           $3,000,000
        Year  7           $3,500,000
        Year  8           $4,000,000

NOTE 5. INVENTORIES

Inventories consisted of the following:

           December 31,             2004        2003
           ---------------------------------------------
           Raw materials       $    491,891 $         --
           Work in process          109,110           --
           Finished goods         1,201,059           --
           ---------------------------------------------
           Total Inventories   $  1,802,060 $         --
           =============================================

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

           December 31,                       2004        2003
           ======================================================
           Office Equipment                $ 179,679    $  11,780
           Office Furniture                   32,569           --
           Molds                              48,000           --
           Software                           65,804           --
           ------------------------------------------------------
           Total Property and Equipment      326,051       11,780
           Less accumulated depreciation     (45,975)          --
           ------------------------------------------------------
           Total, Net                      $ 280,077    $  11,780
           ======================================================

NOTE 7. INTANGIBLE ASSETS

Intangible Assets consist of the following:

           December 31,                        2004          2003
           ==========================================================
           License Fee  (Note 4)           $ 1,000,000    $        --
           Pending Patents                   2,102,745          1,500
           Trademark                            71,641          4,000
           ----------------------------------------------------------
           Total Intangible Assets           3,174,386          5,500
           Less accumulated amortization       (36,757)            --
           ----------------------------------------------------------
           Total, Net                      $ 3,137,629    $     5,500
           ==========================================================

Over the next five years, the Company expects to incur amortization expense related to intangible assets of approximately $300,000 per year. In determining the useful life of these assets, management considered such factors as the expected period over which these trademarks and patents will generate cash flows for the Company as well as the statutory life of such assets. The Company uses a non-discounted cash flow analysis method of assessing impairment of these definite lived intangible assets. Significant management judgment is required in the forecasting of future operating results which are used in the preparation of the projected non-discounted cash flows. Should the Company's actual cash flows generated from these assets not meet the Company's projected cash flows, due to such factors as the related products not gaining customer acceptance at the level or within the period of time anticipated by the Company, the Company could incur impairment charges on these assets in the future. In addition, should the Company not be successful in obtaining approval for pending patents, costs associated with these patents would be required to be expensed.

Following is a summary of the Company's pending patents:

------------------------------------------------------------------------------------------------------
Patent Application
Number                          Description                              2004               2003
------------------------------------------------------------------------------------------------------
1406-002                        Formula (chemical composition        $700,961             $1,500
                                of a solution)
------------------------------------------------------------------------------------------------------
1406-003                        Manufacturing process of              701,111                 --
                                cleaning solution
------------------------------------------------------------------------------------------------------
1406-004                        Application of solution for           700,672                 --
                                use as a cleaning product
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Total                                                              $2,102,744             $1,500
------------------------------------------------------------------------------------------------------

NOTE 8. REGULATORY AUTHORITIES

Substantially all aspects of the Company's marketing operations are subject to oversight and regulation by federal, state and local agencies including the Federal Trade Commission (FTC) and Environmental Protection Agency (EPA). FTC regulations are primarily governed under Section 5 of the Federal Trade Commission Act prohibiting deceptive advertising. Various state and local governments have comparable fair practice laws, which are applicable to the Company. In addition, the infomercial industry has set up guidelines for the truth and substantiation of infomercial claims and products through its self-regulation trade association, Electronic Retailing Association (ERA), of which the Company is a member. The Company believes that all of its current infomercials comply with applicable FTC standards and the ERA guidelines.

The EPA is charged by Congress to regulate and enforce the environmental laws passed by Congress. The Company must produce their products in EPA certified manufacturing facilities. All manufacturers contracted by the company are certified by the EPA.

NOTE 9. ACCRUED EXPENSES

Accrued expenses consist of the following amounts for 2004 and 2003:

        December 31,                          2004        2003
        =========================================================
        Consulting                        $  127,500   $   30,000
        Accounting, Audit, & Tax             150,000           --
        Legal                                127,500           --
        Infomercial Production (Note 3)      253,218           --
        Other                                 56,826       53,000
        ---------------------------------------------------------
        Total                             $  715,044   $   83,000
        =========================================================

NOTE 10. INCOME TAXES

The reconciliation of income tax expense (benefit) to the amount computed by applying the federal statutory rate is as follows:

Period ended December 31,                                  2004            2003
===============================================================================
Income tax (benefit) at federal statutory rate     $ (4,275,000)   $   (592,000)
State taxes                                            (612,000)        (50,000)
Other nondeductible expenses (primarily
        Start-up costs in 2003)                         108,000         252,000
Change in Valuation Allowance                         4,779,000         390,000
-------------------------------------------------------------------------------
Income tax expense (benefit)                       $         --    $         --

===============================================================================

Period ended December 31                               2004            2003
===============================================================================
       Deferred
               Federal                             $ (4,167,000)   $   (340,000)
               State                                   (612,000)        (50,000)
             Change in Valuation Allowance            4,779,000         390,000
-------------------------------------------------------------------------------
       Income tax benefit
                                                   $         --    $         --
===============================================================================

      Significant components of the Company's deferred tax asset are as follows:

December 31                                                2004           2003
==============================================================================
            Net operating loss                     $  3,761,000    $   380,000
            Stock Compensation                        1,402,000             --
            Other                                         6,000         10,000
            Valuation Allowance                      (5,169,000)      (390,000)
------------------------------------------------------------------------------

    Total net deferred tax asset                   $         --    $        --
==============================================================================

The Company has incurred net operating losses of approximately $8.8 million, which can be carried forward for up to twenty years under current IRS regulations.

NOTE 11. NOTES PAYABLE

Galt Notes Payable

In September 2004, the Company entered into two notes payable totaling $1.6 million with Galt. These notes bear interest at a rate of 10% per annum and were initially due on December 23, 2004. In December 2004, the agreement was amended to extend the maturity date until the earlier of March 31, 2005 or the date of exercise of certain warrants issued in connection with the Company's reverse merger transaction discussed in Note 1. For the year ended December 31, 2004, the Company incurred interest expense related to these notes of $49,300. At December 31, 2004, the outstanding balance on the notes totaled $1.2 million.

In connection with the notes payable, Galt received warrants to purchase up to 1,427,840 shares of the Company's common stock at a price of $0.0005 per share. The warrants were valued at $357,000 using a Black-Scholes option pricing model (see Note 14). The value of these warrants was recorded as a discount to the note payable and was amortized over the original term of the loan.

Taylor Convertible Note Payable

In November 2004, the Company entered into a convertible note with the Taylor Group in the amount of $500,000. This loan accrued interest at a rate of 20% per annum and was scheduled to mature on August 3, 2005. This note was convertible into 1,535,719 shares of common stock at the option of the holder. In connection with the note payable, the note holder received warrants to purchase up to 801,246 shares of the Company's common stock at a price of $0.01 per share. The warrants were valued at $200,000 using a Black-Scholes option pricing model (see
Note 14). The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

The Taylor note payable is considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to the note payable on the date of issuance. On the date of issuance, the note payable was convertible into 1,535,719. shares of common The difference between the market value of the shares issuable upon conversion and the value allocated to the note payable is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature of $200,000 has also been recorded as a discount to the note payable and was amortized over the term of the loan.

In December 2004, the note holder elected to convert the note payable and accrued interest of $20,000 into 1,629,191 shares of common stock and exercised the warrants for 801,246 shares of the Company's common stock. At the time of conversion, the remaining unamortized debt discount was charged to interest expense.

Other Convertible Notes

In November 2004, the Company entered into convertible promissory notes with select individuals as a means to provide bridge financing until completion of the Series C Preferred Stock issuance. These notes totaled $450,000 and accrued interest at a rate of 10% per annum and matured in May 2005. In connection with the note payable, note holders received warrants to purchase up to 450,000 shares of the Company's common stock at a price of $0.01 per share. The warrants were valued at $113,000 using a Black-Scholes option pricing model (see Note
14). The value of these warrants was recorded as a discount to the note payable and was amortized over the term of the loan.

The convertible promissory notes are considered to have a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the note payable exceeded the value allocated to these promissory notes on the date of issuance. On the date of issuance, the promissory notes were convertible into 1,800,000 shares of common stock, which at the then current market price of $0.25 per share was worth $450,000. The difference between the market value of the shares issuable upon conversion and the value allocated to the Term Loan of $337,000 is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature of $113,000 has also been recorded as a discount to the note payable and was amortized over the term of the loan.

These notes were convertible at the option of the holder into shares offered in the Series C offering. The holders elected to convert the total balance due under these notes of $400,000 into 1.6 million shares of the Company's Series C preferred stock. The Company repaid $50,000 of the notes related to this offering along with $5,625 in interest expense.

Advances from Investor

In July 2003, the Company entered into a letter of intent with Galt under which Galt committed to contribute $5 million of equity to the Company by February 1, 2004. At December 31, 2003, the Company had received $1.5 million from Galt. As a definitive agreement had not been completed as of December 31, 2003, this amount is reflected as a liability in the Company's balance sheet at December 31, 2003.

NOTE 12. EQUITY TRANSACTIONS

Merger with United Network Marketing Services, Inc.

On December 28, 2004, The Knockout Group, Inc. (The Group) completed a reverse acquisition of United Network Marketing Services, Inc. a publicly held shell company, resulting in a public trading market for Knockout's stock. In connection with this merger, all of The Group's outstanding preferred stock was converted to The Group's common stock. Then, all of The Group's common stock was exchanged for shares of the shell Company's Series A preferred stock at an exchange rate of 1 share of Series A preferred stock for each 40 shares of common stock.

The new issue Series A preferred stock automatically converts to common stock after the Company amends its certificate of incorporation to authorize the issuance of a sufficient number of shares of common stock so that each share of this preferred stock may be converted into 160 shares of common stock.

The purchasers of the post merger Series A Preferred shares have a liquidation preference of $46.89 per share, which on an exchange basis equates to $0.293.

The investment banking firm which assisted the Company with this reverse merger transaction received 816,576 shares of common stock in exchange for services provided related to the merger transaction . As the fair market value of the services was not readily determinable, the value recorded for these services was based on the fair market value of the common stock issued which totaled $1,151,000. This amount is included in selling, general and administrative expenses for the year ended December 31, 2004.

Stock Split

On December 6, 2004, the Group declared a 4.6 to 1 stock split. In addition, in connection with the reverse merger discussed in Note 1, the Group's common shareholders converted their common shares into Series A preferred stock of United Network Marketing Services on an exchange basis of 40 shares of common stock of the Group for 1 share of Series A preferred of United Network Marketing. Once the authorized common shares of the post-merger Company are increased, this Series A Preferred Stock will convert at a rate of 160 shares of common stock for each share of the Series A Preferred Stock. As a result of this, shareholders of the Company will effectively end up with 4 shares of common stock of the post-merger Company for each share of common stock held in the pre-merger Company. All share amounts included in these financial statements have been retroactively restated to reflect the impact of these stock splits.

Initial Common Stock Issuance

In April 2003, in connection with the start-up of the Group, 61,640,000 common shares (after adjusting for stock splits) were sold for proceeds of $2,000 (founders' stock).

Original Series A Convertible Preferred Stock

In February 2004, the Group completed a definitive securities purchase agreement with Galt whereby the Group issued 23,644,000 shares of Series A preferred stock in exchange for $4.9 million in gross proceeds.

On March 2004, the Company issued the original Series A holders warrants to purchase 5,750,000 shares of common stock at $0.28 per share which was subsequently repriced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, the Company has recorded a non-cash deemed dividend of $1.4 million. The Company recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004.

The Series A was convertible at any time into shares of common stock at a conversion rate of one share of common for each share of Series A convertible preferred. On December 20, 2004, the Series A preferred stock was converted to 23,644,000 shares of common stock and the warrants to purchase 5,750,000 shares of common stock were exercised.

Original Series B Convertible Preferred Stock

In February 2004, the Group completed a definitive securities purchase agreement with an investor whereby the Group issued 3,956,000 shares of Series B convertible preferred stock in exchange for $1.1 million in gross proceeds..

In March 2004 , the Company issued the original Series B holders warrants to purchase 690,000 shares of common stock at $0.28 per share which was subsequently repriced to $0.0005 on December 6, 2004. In connection with this grant of warrants and the subsequent reduction in exercise price, the Company has recorded a non-cash deemed dividend of $0.2 million. The Company recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid in capital. The deemed dividend increases the loss applicable to common shareholders in the calculation of basic and diluted net loss per common share for the year ended December 31, 2004.

The Series B was convertible at any time into shares of common stock at a conversion rate of one share of common for each share of Series A preferred. On December 21, 2004, the Series B preferred stock was converted to 3,956,000 shares of common stock and the warrants to purchase 690,000 shares of common stock were exercised.

In connection with the issuance of the original Series A and B preferred stock, the Group incurred direct issuance costs of $194,010, which were recorded as a reduction of the gross proceeds received.

Warrants Issued to Consultants in Exchange For Services

During 2004, the Group issued warrants to purchase 475,000 shares of its common stock to consultants as compensation for services received. As the fair market value of these services was not readily determinable, these services were valued based on the fair market value of the warrants at the time of issuance, which ranged from $0.16 to $1.37 per warrant. The weighed average fair value of these warrants was $1.31. These warrants had a term of ten years and exercise prices ranging from $0.293 to $1.00. The Company recognized total expense of $621,000 relating to the issuance of these warrants. The fair market value of these warrants was calculated using a Black-Scholes pricing model (see Note 14).

Common Shares Issued in Exchange For Patents

During fiscal 2004, the Group issued 6,524,787 shares of the its common stock to the Vice Chairman of the Company as partial payment for the right to utilize certain patents. As the fair market value of the patent was not readily determinable, the value recorded for the patents was based on the fair market value of the common stock issued, which was $0.25 per share.

Warrants and Options Exercised

During 2004, the Group received proceeds of approximately $10,016 as a result of the exercise of options and warrants to purchase 19,231,366 shares of the Group's common stock.

At December 31, 2004, there were 925,000 outstanding warrants to purchase common stock with exercise prices ranging from $0.01 to $0.29 and a weighted average exercise price of $0.17. See Note 14 for discussion of the outstanding options at December 31, 2004.

Series C Convertible Preferred Stock

In December 2004, the Group entered into a securities purchase agreement with a group of investors whereby the Group issued in exchange for $2.55 million in gross proceeds 10,200,000 shares of Series C Preferred Stock.

The Series C was convertible at a rate of one share of common for each share of preferred. As required under the securities agreement, the Series C preferred converted to common stock in connection with the Group's merger with United Network Marketing Services as discussed in Note 1.

As part of this offering, the Company agreed to prepare and file with the Securities and Exchange Commission (SEC) a registration statement covering the resale of the common stock issuable upon conversion of Series C Preferred Stock and upon exercise of the warrants on or before March 28, 2005. If such registration statement is not filed on or before March 28, 2005 or if the registration statement is not declared effective by the SEC on or before June 28, 2005 (or July 28, 2005 if the statement is reviewed by the SEC), then the Company must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective or (b) the securities may be sold pursuant to Rule 144 (k).

The Company has recorded offering costs of $291,500 as a reduction of the proceeds from the sale of the Series C Preferred Stock.

Common Shares Issued to Employees in exchange for Services

During fiscal 2004, the Group issued 625,600 shares of common stock in exchange for services. As the fair market value of the services was not readily determinable, the value recorded for the services was based on the fair market value of the common stock issued which totaled $156,000.

NOTE 13. VOTING SECURITIES

The Company's authorized capital consists of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 865,000 shares have been designated as Series A Preferred Stock and 135,000 shares have been designated as Series B Preferred Stock. Each share of Series A Preferred Stock and each share of Series B Preferred Stock is convertible into 160 shares of Common Stock of the Company. At the close of business on December 31, 2004, the Company had 8,982,322 shares of Common Stock issued and outstanding, 796,568 shares of Series A Preferred Stock issued and outstanding and no shares of Series B Preferred Stock issued and outstanding. The Series A Preferred Stock and Series B Preferred Stock will automatically convert into Common Stock immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that all shares of the Company's outstanding Preferred Stock may be converted into Common Stock. The Company's Common Stock and Preferred Stock vote as a single class, as if the Preferred Stock had been converted into Common Stock. The Company's Common Stock and Preferred Stock are the only classes of its securities outstanding having the right to vote for the election of directors of the Company. Each share of Common Stock entitles its record holder to one vote, and each share of Preferred Stock entitles its record holder to approximately 160 votes.

NOTE 14. STOCK OPTIONS

The following table summarizes the options granted, exercised and outstanding at December 31, 2004:

                                                                                   Weighted
                                                                                    Average
                                                                 Exercise Price    Exercise
                                                     Shares         Per Share        Price
----------------------------------------------------------------------------------------------
Outstanding at April 1, 2003                                 --              --             --
Granted                                                      --              --             --
Exercised                                                    --              --             --
Forfeited                                                    --              --             --

----------------------------------------------------------------------------------------------
Outstanding at December 31, 2003                             --              --             --
Granted                                              14,823,564   0.0005 - 0.20           0.06
Exercised                                           (10,562,280)         0.0005           0.00
Forfeited                                                    --              --             --
----------------------------------------------------------------------------------------------
Outstanding at December 31, 2004                      4,261,284              --           0.20
==============================================================================================
Options exercisable at December 31, 2004                     --              --             --
==============================================================================================

In 2005, the Company adopted a 2005 Amended Flexible Stock Incentive Plan which provides that 30 million shares of the Company's common stock may be delivered under the Plan to certain employees of the Company and to non-employee directors, consultants and advisors.

During 2004, the Company recognized compensation expense of $2.7 million in connection with the fair value of options issued to employees and consultants. The weighted-average (using grant date fair value) of stock options granted to employees during the year, and the weighted-average used to determine those fair values using a modified Black-Scholes option pricing model for stock options under Statement of Financial Accounting Standards No. 123 are as follows:

        Weighted average fair value per option         $0.57

        Significant assumptions (weighted average)
            Risk-free interest rate at grant date       3.43%
            Expected stock price volatility              100%
            Expected dividend payout                    None
            Expected option life (years)               10 YRS

The weighed average remaining contractual life on outstanding options at December 31, 2004 is approximately 10 years. All outstanding options at December 31, 2004 have an exercise price of $0.20 and vest over a three-year period.

NOTE 15. SUBSEQUENT EVENTS

Series B Financing

On January 14, 2005, the Company completed an offering of Series B preferred stock to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506, promulgated there under. As part of this offering, the Company issued 116,754 shares of Series B Preferred Stock, $0.001 par value per share and warrants to purchase up to 1,868,071 shares of the Company's common stock, netting proceeds of $5.1 million. The offering was related to the Company's Merger agreement.

The stated per share value of the Series B Preferred Stock is $46.8933. Dividends are payable quarterly on January 1, April 1, July 1, and October 1. In the event that the Series B Preferred Stock has not been redeemed by Knockout, cancelled or converted into Common Stock prior to 180 days from the date the series B is sold by Knockout, the dividend rate will increase to 20% of the stated value per annum. Any accrued and unpaid dividends will entail a late fee equal to 18% per annum.

As part of this offering, the Company agreed to prepare and file with the Securities and Exchange Commission (SEC) a registration statement covering the resale of the Common Stock issuable upon conversion of Series B Preferred Stock and upon exercise of the warrants on or before April 10, 2005. If such registration statement is not filed on or before April 10, 2005 or if the registration statement is not declared effective by the SEC on or before July 9, 2005 (or August 8, 2005 if the statement is reviewed by the SEC), then the Company must pay liquidated damages equal to 1% of the aggregate purchase price for the first 30 days and an additional 1% for each 30 day period subsequent thereto until the earlier of (a) such date the registration statement is declared effective and (b) the securities may be sold pursuant to Rule 144 (k).

Upon liquidation, dissolution or winding up of the business, the Series B ranks senior to all other series or classes of Knockout preferred or common stock. Immediately after the Company amends its Certificate of Incorporation to authorize the issuance of a sufficient number of shares of Common Stock so that the Series B may be converted into Common Stock, each share of Series B will automatically convert into common stock at a conversion rate of 160 to 1.

Galt Note

In the first quarter of 2005, the Company paid $450,000 on the outstanding note due to Galt (Note 11), reducing the balance to $750,000. In connection with these payments, the maturity date of the remaining balance was extended from March 31, 2005 to July 31, 2005.